                                                                EXHIBIT 10.19


                           LOAN AND SECURITY AGREEMENT


                            DATED AS OF JUNE 30, 1997



                                      AMONG

                        BANKAMERICA BUSINESS CREDIT, INC.

                                  AS THE LENDER


                                       AND


                           CALIFORNIA MICROWAVE, INC.

                                       AND

                                  EFDATA CORP.

                         AS JOINT AND SEVERAL BORROWERS

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 1.     DEFINITIONS........................................................  1
        1.1    Defined Terms...............................................  1
        1.2    Accounting Terms............................................ 24
        1.3    Other Terms................................................. 24

 2.     LOANS, LETTERS OF CREDIT AND BELGIAN GUARANTIES.................... 25
        2.1    Total Facility.............................................. 25
        2.2    Revolving Loans............................................. 25
        2.3    Letters of Credit........................................... 27
        2.4    Belgian Guaranties.......................................... 31
        2.5    ACH Transactions and FX Transactions........................ 32

 3.     INTEREST AND OTHER CHARGES......................................... 33
        3.1    Interest.................................................... 33
        3.2    Conversion and Continuation Elections....................... 34
        3.3    Maximum Interest Rate....................................... 35
        3.4    Facility Fee................................................ 36
        3.5    Collateral Management Fee................................... 36
        3.6    Letter of Credit Fee........................................ 36
        3.7    Belgian Guaranty Fee and Dollar Equivalent Amounts.......... 36

 4.     PAYMENTS........................................................... 37
        4.1    Repayments.................................................. 37
        4.2    Place and Form of Payments; Extension of Time............... 37
        4.3    Application and Reversal of Payments........................ 37
        4.4    INDEMNITY FOR RETURNED PAYMENTS............................. 38

 5.     LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS..................... 38

 6.     TAXES, YIELD PROTECTION AND ILLEGALITY............................. 38
        6.1    Taxes....................................................... 38
        6.2    Illegality.................................................. 39
        6.3    Increased Costs and Reduction of Return..................... 40
        6.4    Funding Losses.............................................. 40
        6.5    Inability to Determine Rates................................ 41
        6.6    Survival.................................................... 41

 7.     COLLATERAL......................................................... 41
        7.1    Grant of Security Interest.................................. 41
        7.2    Perfection and Protection of Security Interest.............. 42
        7.3    Location of Collateral...................................... 43




                                       i.

                                                                           PAGE
                                                                           ----
        7.4    Title to, Liens on, and Sale and Use of Collateral.......... 43
        7.5    Appraisals.................................................. 43
        7.6    Access and Examination...................................... 43
        7.7    Insurance................................................... 44
        7.8    Collateral Reporting........................................ 44
        7.9    Accounts.................................................... 45
        7.10   Collection of Accounts; Payments............................ 46
        7.11   Inventory................................................... 47
        7.12   Equipment................................................... 47
        7.13   Documents, Instruments, and Chattel Paper................... 48
        7.14   Right to Cure............................................... 48
        7.15   Power of Attorney........................................... 48
        7.16   Lender's Rights, Duties, and Liabilities.................... 49
        7.17   Site Visits, Observations and Testing....................... 49
        7.18   Release of Security Interest in Equipment................... 50

 8.     BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.................. 50
        8.1    Books and Records........................................... 50
        8.2    Financial Information....................................... 50
        8.3    Notices to Lender........................................... 52
        8.4    Sharing of Information...................................... 54

 9.     GENERAL WARRANTIES AND REPRESENTATIONS............................. 54
        9.1    Authorization, Validity, and Enforceability of this
                 Agreement and the Loan Documents.......................... 54
        9.2    Validity and Priority of Security Interest.................. 54
        9.3    Organization and Qualification.............................. 55
        9.4    Corporate Name; Prior Transactions.......................... 55
        9.5    Subsidiaries and Affiliates................................. 55
        9.6    Financial Statements and Projections........................ 55
        9.7    Capitalization.............................................. 56
        9.8    Solvency.................................................... 56
        9.9    Debt........................................................ 56
        9.10   Distributions............................................... 56
        9.11   Title to Property........................................... 56
        9.12   Adequate Assets............................................. 56
        9.13   Real Property; Leases....................................... 57
        9.14   Proprietary Rights.......................................... 57
        9.15   Trade Names and Terms of Sale............................... 57
        9.16   Litigation.................................................. 57
        9.17   Restrictive Agreements...................................... 57
        9.18   Labor Disputes.............................................. 57
        9.19   Environmental Laws.......................................... 58




                                       ii.

                                                                           PAGE
                                                                           ----
       9.20   No Violation of Law.......................................... 59
       9.21   No Default................................................... 59
       9.22   ERISA Compliance............................................. 59
       9.23   Taxes........................................................ 60
       9.24   Use of Proceeds.............................................. 60
       9.25   Private Offerings............................................ 60
       9.26   Broker's Fees................................................ 60
       9.27   Patent and Trademark Assignments............................. 60
       9.28   No Material Adverse Change................................... 61
       9.29   Disclosure................................................... 61
       9.30   Motorola Letter.............................................. 61

10.    AFFIRMATIVE AND NEGATIVE COVENANTS.................................. 61
       10.1   Taxes and Other Obligations.................................. 61
       10.2   Corporate Existence and Good Standing........................ 61
       10.3   Compliance with Law and Agreements........................... 61
       10.4   Maintenance of Property and Insurance........................ 61
       10.5   Environmental Laws........................................... 62
       10.6   ERISA........................................................ 62
       10.7   Mergers, Consolidations, Acquisitions, or Sales.............. 62
       10.8   Distributions; Capital Changes............................... 62
       10.9   Transactions Affecting Collateral or Obligations............. 62
       10.10  Guaranties................................................... 62
       10.11  Debt......................................................... 63
       10.12  Prepayment................................................... 63
       10.13  Transactions with Affiliates................................. 63
       10.14  Joint Ventures............................................... 63
       10.15  Business Conducted........................................... 63
       10.16  Liens........................................................ 63
       10.17  Sale and Leaseback Transactions.............................. 63
       10.18  New Subsidiaries............................................. 64
       10.19  Restricted Investments....................................... 64
       10.20  Subsidiaries................................................. 64
       10.21  Operating Lease Obligations.................................. 64
       10.22  Minimum Fixed Coverage....................................... 64
       10.23  Adjusted Tangible Net Worth.................................. 64
       10.24  Further Assurances........................................... 65
       10.25  ABN AMRO Agreement, Maturity Factoring Agreement,
                Permitted Equipment Sale Financing
                and Subordinated Note Agreements........................... 65
       10.26  ABN AMRO Agreement Sales..................................... 65
       10.27  Maturity Factoring Agreement UCC Forms....................... 65
       10.28  Belgian Guaranties........................................... 65




                                      iii.

                                                                           PAGE
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
11.    CONDITIONS TO CLOSING............................................... 65
       11.1   Conditions Precedent to Making of Loans and Issuance
                of Letters of Credit on the Closing Date................... 65
       11.2   Conditions Precedent to Each Loan............................ 67

12.    DEFAULT............................................................. 68
       12.1   Events of Default............................................ 68

13.    REMEDIES............................................................ 70

14.    TERM AND TERMINATION................................................ 71

15.    MISCELLANEOUS....................................................... 72
       15.1   Cumulative Remedies; No Prior Recourse to Collateral......... 72
       15.2   No Implied Waivers........................................... 72
       15.3   Severability................................................. 72
       15.4   Governing Law................................................ 72
       15.5   Consent to Jurisdiction and Venue; Service of Process........ 73
       15.6   Waiver of Jury Trial......................................... 73
       15.7   Arbitration; Reference Proceeding............................ 73
       15.8   Survival of Representations and Warranties................... 74
       15.9   Other Security and Guaranties................................ 74
       15.10  Fees and Expenses............................................ 75
       15.11  Notices...................................................... 75
       15.12  Indemnification.............................................. 76
       15.13  Waiver of Notices............................................ 77
       15.14  Binding Effect; Assignment................................... 78
       15.15  Modification................................................. 78
       15.16  Counterparts................................................. 78
       15.17  Captions..................................................... 78
       15.18  Right of Set-Off............................................. 78
       15.19  Participating Lender's Security Interests.................... 78
       15.20  Joint and Several Obligations; Obligations Absolute.......... 79



                                       iv.

               LOAN AND SECURITY AGREEMENT, dated as of June 30, 1997, among BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at 55 South Lake Avenue, Suite 900, Pasadena, CA 91101 (the "Lender"), CALIFORNIA MICROWAVE, INC., a Delaware corporation with offices at 555 Twin Dolphin Drive, Redwood City, CA 94065 ("CMI") and EFDATA CORP., a California corporation with offices at 2105 West 5th Place, Tempe, AZ 85281 ("EFData") (EFData and CMI each a "Borrower" and together the "Borrowers").

                               W I T N E S S E T H

               WHEREAS, CMI was a party to that certain First Amended and Restated Credit Agreement dated as of December 31, 1996 (as amended to date) (the "Syndicated Facility") among CMI, as borrower, the financial institutions referred to therein as banks (the "Syndicate Banks") and Bank of America NT&SA as agent for the Syndicate Banks (in such capacity the "Syndicate Agent"), Issuing Bank and Belgian Guarantor Bank (as defined in the Syndicated Facility); and

               WHEREAS, the Borrowers wish to replace the Syndicated Facility and have requested the Lender to enter into this Agreement; and

               WHEREAS, the Lender is prepared to extend to the Borrowers, on a joint and several basis, a revolving line of credit for loans, letters of credit and Belgian Guaranties (as defined herein) in an amount not to exceed $40,000,000 in the aggregate; and

               WHEREAS, upon repayment of the Syndicated Facility, such Syndicated Facility will be terminated; and

               WHEREAS, the Lender has agreed to indemnify the Bank in respect of the Existing Letters of Credit and the Existing Belgian Guaranties;

               NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

        1.     DEFINITIONS.

               1.1    Defined Terms.  As used herein:

               "ABN AMRO Agreement" means that certain Master Purchase Agreement dated as of June 24, 1996 between CMI and ABN AMRO Bank N.V. (as amended or otherwise altered) pursuant to which ABN AMRO Bank N.V. has, among other things, agreed to purchase accounts receivable of CMI up to a total available program amount of $15,000,000, and any successor agreement thereto consented to by the Lender in writing.

               "ABN AMRO Default" means any event of default under the terms of the ABN AMRO Agreement or any other event requiring CMI to repurchase, or otherwise indemnify ABN AMRO Bank N.V. with respect to, any ABN AMRO Receivables.



                                       1.

               "ABN AMRO Receivables" means the Obligations (as defined in the ABN AMRO Agreement) (i) acquired by ABN AMRO prior to the date of this Agreement and listed in Schedule 1.1, and (ii) acquired by ABN AMRO from CMI pursuant to the ABN AMRO Agreement on or after the date hereof with the approval, in the manner provided for in this Agreement, of BABC.

               "Account" with respect to any Persons means such Person's right to payment for a sale or lease and delivery of goods or rendition of services.

               "Account Debtor" means each Person obligated in any way on or in connection with an Account.

               "ACH Settlement Risk Reserve" means any and all reserves which the Lender from time to time establishes, in its sole discretion, with respect to ACH Transactions.

               "ACH Transactions" means all debts, liabilities and obligations now or hereafter owing from a Borrower to the Bank arising from or related to cash management services including the automatic clearing house transfer of funds by the Bank for the account of such Borrower pursuant to agreement or overdrafts.

               "Adjusted Net Earnings from Operations" means, with respect to any fiscal period CMI's net income on a consolidated basis, as determined in accordance with GAAP and reported on the Financial Statements for such period.

               "Adjusted Tangible Assets" means all of CMI's assets, determined on a consolidated basis in accordance with GAAP, except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles;
(c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of CMI constituting Intercompany Accounts; (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date; and (g) deferred tax assets.

               "Adjusted Tangible Net Worth" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of CMI and its consolidated Subsidiaries at such date prepared in accordance with GAAP; less (b) the amount at which CMI's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet.

               "Affiliate" means with respect to any Person: (a) any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person; (b) any other Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of such Person; or (c) any other Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by such Person. The term control



                                       2.

(including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

               "Aggregate Availability" means, at any time, the lesser of:

               (1) the amount of forty million and 0/100 Dollars ($40,000,000) (the "Maximum Revolving Credit Line"); or

               (2) the aggregate of the (i) CMI Availability, (ii) EFData Availability, (iii) Inventory Loans Limits of the Borrowers and (iv) Equipment Loans Limits of the Borrowers.

               "Aggregate Belgian Guaranty Amount" means the Dollar Equivalent of BF 269,571,669 or such lesser amount as may be certified to the Lender, from time to time thereafter and in a form satisfactory to the Lender, by CMI and the Belgian Beneficiary as being the then maximum exposure under the Belgian Guaranties, following a permanent reduction of the total aggregate amount available to be claimed under all Belgian Guaranties.

               "A/R Loans" means Revolving Loans advanced against the Net Amount of Eligible Accounts (as adjusted pursuant to this Agreement) of a Borrower.

               "Availability Limits" means the Aggregate Availability, CMI Availability, EFData Availability, CMI Inventory Loans Limit, EFData Inventory Loans Limit, CMI Equipment Loans Limit, EFData Equipment Loans Limit, CMI Eligible Permitted Accounts Limit and EFData Eligible Permitted Accounts Limit.

               "Bank" means Bank of America National Trust and Savings Association.

               "Bank Indemnity" means that certain indemnity agreement between the Lender and Bank dated as of even date herewith, in form and substance satisfactory to the Lender.

               "Belgian Beneficiary" means the Direction des Telecommunications of the Belgian Army.

               "Belgian Guaranties" means guaranties issued in favor of the Belgian Beneficiary by the Bank for the account of CMI pursuant to this Agreement and pursuant to the commitment to issue guaranties provided by the Bank to the Belgian Beneficiary.

               "Belgian Guaranty Fee" means has the meaning specified in Section 3.7.

               "Belgian Guaranty Fee Percentage" means 2.5% per annum.

               "Belgian Guaranty Obligations" means, without duplication, the sum of (a) the aggregate unpaid Dollar Equivalent amount of all outstanding Belgian Guaranties, and (b) the Dollar Equivalent amount of all unreimbursed payments made by the Bank under the Belgian Guaranties.



                                       3.

               "BF" means Belgian Francs.

               "Borrowing" means a borrowing hereunder consisting of Revolving Loans, the issuance or maintenance of Letters of Credit or the issuance or maintenance of Belgian Guaranties.

               "Broker" has the meaning ascribed to it in Section 8102 of the UCC.

               "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market and
(c) with respect to actions arising in connection with a Belgian Guaranty additionally a day on which banks are customarily open for the transaction of business in Belgium.

               "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

               "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

               "Capital Lease" means any lease of Property by the Borrowers that, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the relevant Borrower.

               "Change of Control" means (a) any "person" (as such term is used in subsections 13(d) and 14(d) of the Exchange Act) or group of persons on or after the Closing Date, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of a corporation representing 20% or more of the combined voting power of the Corporation's then-outstanding voting securities, or (b) the existing directors of a corporation for any reason cease to constitute a majority of such corporation's board of directors. "Existing directors" means (x) individuals constituting such corporation's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by such corporation's shareholders was approved by a vote of at least two-thirds of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

               "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.



                                       4.

               "Closing Date" means the date of this Agreement.

               "CMFS" means California Microwave Foreign Sales Corporation, a Barbados corporation.

               "CMI Availability" means, at any time, an amount equal to eighty-five percent (85%) of CMI's aggregate Net Amount of Eligible Accounts, provided, however, that at all times CMI's Availability shall be reduced by the sum of:

                      (a) the unpaid balance of A/R Loans made for the account of CMI outstanding at that time;

                      (b) the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has caused to be issued, obtained or maintained for CMI's account (including the Existing Letters of Credit issued for the account of CMI);

                      (c) the Aggregate Belgian Guaranty Amount;

                      (d) reserves for accrued interest on the Revolving Loans made for the account of CMI;

                      (e) the Environmental Compliance Reserve relevant to CMI;

                      (f) the ACH Settlement Risk Reserve relevant to CMI;

                      (g) the FX Settlement Risk Reserve relevant to CMI;

                      (h) reserves for performance bonds outstanding (without duplication of the obligations described in clause (b) above) with respect to Eligible Accounts and Eligible Permitted Accounts of CMI;

                      (i) reserves with respect to warranty claims relating to CMI's Eligible Accounts and Eligible Permitted Accounts;

                      (j) a reserve equal to the amount of any deductibles for foreign credit insurance should any Eligible Accounts or Eligible Permitted Accounts be considered eligible by virtue of the existence of such foreign credit insurance; and

                      (k) all other reserves which the Lender in its reasonable discretion deems necessary or desirable to maintain with respect to CMI's account, including, without limitation, any amounts which the Lender may be obligated to pay in the future for the account of CMI.

               "CMNS" means California Microwave Navigation Systems, Inc., a Delaware corporation.



                                       5.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Collateral" has the meaning set forth in Section 7.1.

               "Collateral Management Fee" has the meaning specified in Section 3.5.

               "Commodity Account" has the meaning ascribed to it in Section 9115 of the UCC.

               "Commodity Contract" has the meaning ascribed to it in Section 9115 of the UCC.

               "Commodity Intermediary" has the meaning ascribed to it in
Section 9115 of the UCC.

               "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect health, safety, or environment, or any constituent of any such substance or waste.

               "Debt" means, with respect to any Person, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) a Person's liabilities and obligations to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any other Person secured by any Lien on a Person's Property, even though the Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Person prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under Guaranties; and (g) deferred taxes.

               "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock of such corporation.

               "DOL" means the United States Department of Labor or any successor department or agency.



                                       6.

               "Dollars" means United States Dollars.

               "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in Dollars as determined by the Lender or Bank, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such other currency.

               "EBITDA" means, with respect to any fiscal period of CMI: (a) CMI's consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period; plus (b) all of the following of the CMI: (i) consolidated interest expense; (ii) income tax expense; (iii) depreciation and amortization (including amortization of any goodwill or other intangibles, which includes, but is not limited to, FASB 109); (iv) LIFO expense; (v) FASB 106 post retirement expense; and (vi) extraordinary losses, considered extraordinary in accordance with GAAP, so long as such losses arise from non-cash expenses; minus
(c) all of the following: (i) gain arising from the CMI's sale of any capital asset; (ii) gain arising from any write-up in the book value of any asset of the CMI; (iii) earnings of any corporation, substantially all the assets of which have been acquired by the CMI in any manner, to the extent realized by such other corporation prior to the date of acquisition; (iv) earnings of any business entity in which the CMI has an ownership interest (other than its Subsidiaries) unless (and only to the extent) such earnings shall actually have been received by the CMI in the form of cash distributions; (v) earnings of any Person to which assets of the CMI shall have been sold, transferred or disposed of, or into which the CMI shall have been merged, or which has been a party with the CMI to any consolidation or other form of reorganization, prior to the date of such transaction; (vi) gain arising from the acquisition of Debt or equity securities of the CMI or from cancellation or forgiveness of Debt; (vii) gain arising from extraordinary items, as determined in accordance with GAAP, or any other non-recurring transaction; and (viii) LIFO income.

               "EFData Availability" means, at any time, an amount equal to eighty-five percent (85%) of EFData's aggregate Net Amount of Eligible Accounts, provided, however, that at all times EFData's Availability shall be reduced by the sum of:

                      (a) the unpaid balance of A/R Loans outstanding at that time made for the account of EFData;

                      (b) the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has caused to be issued, obtained or maintained for EFData's account (including the Existing Letters of Credit issued for the account of EFData);

                      (c) reserves for accrued interest on the Revolving Loans made for the account of EFData;

                      (d) the Environmental Compliance Reserve relevant to
EFData;

                      (e) the ACH Settlement Risk Reserve relevant to EFData;



                                       7.

                      (f) the FX Settlement Risk Reserve relevant to EFData;

                      (g) reserves for performance bonds outstanding (without duplication of the obligations described in clause (b)) with respect to Eligible Accounts and Eligible Permitted Accounts of EFData;

                      (h) reserves with respect to warranty claims relating to EFData's Eligible Accounts and Eligible Permitted Accounts;

                      (i) a reserve equal to the amount of any deductibles for foreign credit insurance should any Eligible Accounts or Eligible Permitted Accounts be considered eligible by virtue of the existence of such foreign credit insurance; and

                      (j) all other reserves which the Lender in its reasonable discretion deems necessary or desirable to maintain with respect to the EFData's account, including, without limitation, any amounts which the Lender may be obligated to pay in the future for the account of EFData.

               "Eligible Accounts" means, with respect to any Person, those Accounts which are not ineligible as the basis for Borrowings, based on the following criteria and on such other criteria as the Lender may from time to time establish in its reasonable commercial discretion. Without intending to limit the Lender's discretion to establish other criteria of eligibility, Eligible Accounts shall not include any Account:

                      (a) which is more than 60 days past its original due date; provided that no Account may be outstanding for more than 120 days past its original invoice date;

                      (b) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are not or have ceased to be complete and correct or have been breached;

                      (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                      (d) which represents a progress billing (as hereinafter defined) or as to which the Person has extended the time for payment without the consent of the Lender; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Person's completion of any further performance under the contract or agreement;

                      (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or



                                       8.

petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                      (f) owed by an Account Debtor if the aggregate dollar amount of all Accounts owed by such Account Debtor exceeds a credit limit determined by Lender in its sole discretion, but only to the extent such Accounts exceed such limit;

                      (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit or foreign credit insurance acceptable to Lender;

                      (h) owed by an Account Debtor which is an Affiliate or employee of such Person;

                      (i) except as provided in (g) above and (k) below, as to which either the perfection, enforceability, or validity of the Security Interest in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                      (j) which is owed by an Account Debtor to which such Person is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Lender to waive setoff and recoupment rights; if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor to such Person; or if commissions are payable on any such account to the extent of any such commissions, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, claim or commissions;

                      (k) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Security Interest and protect the Lender's rights therein, have been complied with to the Lender's satisfaction with respect to such Account;



                                       9.

                      (l) which arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                      (m) which is evidenced by a promissory note or other instrument or by chattel paper;

                      (n) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor to such Person is classified as ineligible under the other criteria set forth herein;

                      (o) to the extent that the dollar amount of such Account when aggregated with the dollar amount of outstanding Accounts (if any) of either Borrower to the same Account Debtor would exceed ten percent (10%) of the aggregate dollar amount of all Eligible Accounts and all Eligible Permitted Accounts of the Borrowers;

                      (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Person to seek judicial enforcement in such state of payment of such Account, unless such Person has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

                      (q) which arises out of a sale not made in the ordinary course of such Person's business;

                      (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Person, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                      (s) which is not subject to a first priority and perfected security interest in favor of the Lender;

                      (t) with respect to Accounts that do not comply with any applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority;

                      (u) if Lender believes, in its reasonable credit judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                      (v) which is an ABN AMRO Receivable; or

                      (w) which is owed by an Account Debtor to which the Lender, in its reasonable credit judgment, otherwise deems to be uncreditworthy.



                                       10.

        If any Account at any time ceases to be an Eligible Account or Eligible Permitted Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Lender in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts or Eligible Permitted Account (as appropriate).

               "Eligible Permitted Accounts" means an Account of an Account Debtor listed in Schedule 1.2 (as such list, in the sole discretion of the Lender, may be amended from time to time) which would be an Eligible Account but for the provisions of paragraph (a) of the definition of Eligible Accounts and which is payable within 120 to 180 days from invoice; provided that (i) no such Account shall be permitted if it has been outstanding more than 180 days from the original invoice date, and (ii) with respect to accounts of foreign account debtors, no such Account shall be permitted unless it is secured or payable by letter of credit or foreign credit insurance acceptable to the Lender.

               "Eligible Permitted Accounts Limit" means with respect to any Borrower, an amount equal to such portion (if any) of the Eligible Permitted Accounts Subfacility Amount as may be allocated to such Borrower by the Lender, from time to time, in its sole discretion.

               "Eligible Permitted Accounts Subfacility Amount" means
$5,000,000.

               "Environmental Compliance Reserve" means all reserves which the Lender from time to time establishes for CMI and/or any of its Subsidiaries for amounts that are reasonably required to be expended in order for CMI and/or its Subsidiaries or CMI's and/or its Subsidiaries' operations and Property to comply with Environmental Laws or in order to correct any violation by CMI and/or its Subsidiaries or CMI's and/or its Subsidiaries' operations or Property of Environmental Laws.

               "Environmental Laws" means all present and future federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to CMI's or its Subsidiaries' business and facilities (whether or not owned). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. Section 466 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

               "Environmental Lien" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

               "Equipment" means, with respect to any Person, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal



                                       11.

property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Person and all of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

               "Equipment Loans" means Revolving Loans advanced against the value of the Equipment of the Borrowers.

               "Equipment Loans Limit" means with respect to any Borrower, an amount equal to such portion (if any) of the Equipment Loans Subfacility Amount as may be allocated to such Borrower by the Lender, from time to time, in its sole discretion.

               "Equipment Loans Subfacility Amount" means $5,000,000.

               "ERISA" means the Employee Retirement Income Security Act of 1974., as amended.

               "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a controlled group or under common control with such Person within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

               "ERISA Event" means with respect to any Person, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA;
(d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

               "Event" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

               "Event of Default" has the meaning specified in Section 12.1.



                                       12.

               "Existing Belgian Guaranties" means the Belgian Guaranties described in Schedule 2.4.

               "Existing Collateral Documents" means the (i) the Guaranty dated as of December 31, 1996, executed by CMNS in favor of the Syndicate Agent, (ii) the Security Agreement dated as of December 31, 1996, between CMNS and the Syndicate Agent, (iii) the Guaranty dated as of December 31, 1996, executed by EFData in favor of the Syndicate Agent, (iv) the Security Agreement dated as of December 31, 1996, between EFData and the Syndicate Agent and (v) the Security Agreement dated as of December 31, 1996, between CMI and the Syndicate Agent.

               "Existing Letters of Credit" means the letters of credit described in Schedule 2.3.

               "Existing Syndicate Debt" means the outstanding revolving loans under the Syndicated Facility as of the Closing Date.

               "FX Settlement Risk Reserve" means any and all reserves which the Lender from time to time establishes, in its sole discretion, with respect to FX Transactions.

               "FX Transactions" means all debts, liabilities and obligations now or hereafter owing from a Borrower to the Bank arising from or related to the foreign exchange facilities provided by the Bank to and for the account of such Borrower.

               "Facility Fee" has the meaning specified in Section 3.4.

               "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit A-1, and the pro forma balance sheet attached hereto as Exhibit A-2 or any financial statements required to be given to the Lender pursuant to Section 8.2(a) (b) and (c), or any combination thereof.

               "Fiscal Year" means the Borrowers' fiscal year for financial accounting purposes (which fiscal year shall be the same for both Borrowers). The current Fiscal Year of the Borrowers will end on June 30, 1997.

               "Fixed Charge Coverage Ratio" means, the ratio, determined for CMI and its Subsidiaries on a consolidated basis, of (a) EBITDA for the period in question, to (b) the sum of (i) the regular and scheduled cash principal payments on its Debt for borrowed money during such period, plus (ii) interest expense (whether or not paid in cash) paid on Debt for borrowed money during such period, plus (iii) actual Capital Expenditures (net of amounts financed) during such period, plus (iv) cash paid from restructuring charges in excess of $3,000,000 per fiscal quarter, plus (v) actual cash taxes paid during such period.

               "Funding Date" means the date on which a Borrowing occurs.

               "GAAP" means at any particular time generally accepted accounting principles as in effect at such time.



                                       13.

               "General Intangibles" with respect to any Person, means all general intangibles of such Person, now existing or hereafter acquired or arising, and in any event includes: (a) all tax and other refunds, rebates or credits of every kind and nature to which such Person is now or hereafter may become entitled; (b) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (c) all interests in limited and general partnerships and limited liability companies; (d) all rights of stoppage in transit, replevin and reclamation; (e) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to such Person by any Public Authority; and (f) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

               "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

               "Intercompany Accounts" means all assets and liabilities, however arising, which are due to either Borrower from which are due from either Borrower to, or which otherwise arise from any transaction by either Borrower with, any Affiliate.

               "Intercreditor Agreement" means that certain Intercreditor Agreement dated of even date herewith between the Lender and ABN AMRO Bank N.V. relating to the operation of the ABN AMRO Agreement (as amended or otherwise altered).

               "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the relevant Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

                      (i) if any Interest Period would otherwise end on a day
               that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                      (ii) any Interest Period pertaining to a LIBOR Rate Loan
               that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest



                                       14.

               Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                      (iii) no Interest Period shall extend beyond the Stated
               Termination Date or any renewal term.

               "Inventory" means with respect to any Person all of such Person's now owned and hereafter acquired inventory, goods (including goods in transit) and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease or consignment or other disposition rejected and repossessed, all display or demonstration goods, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person's business or used in connection with the manufacture, production, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all items hereafter acquired by such Person by way of substitution or replacement and all additions and accessions thereto, and all documents of title or other documents representing them.

               "Inventory Loans" means Revolving Loans advanced against the value of the Inventory of a Borrower.

               "Inventory Loans Limit" means with respect to any Borrower, an amount equal to 10% of the value of Inventory of such Borrower (located within the United States in a State in which a first priority security interest in such Inventory in favor of the Lender has been perfected) as disclosed on the most recent inventory report for such Borrower delivered pursuant to Section 7.8(f); provided that at no time may the Inventory Limit of a Borrower exceed such portion (if any) of the Inventory Loans Subfacility Amount as may be allocated to the relevant Borrower by the Lender, from time to time, in its sole discretion.

               "Inventory Loans Subfacility Amount" means $5,000,000.


               "Investment Property" has the meaning ascribed to it in Section 9115 of the UCC.

               "IRS" means the Internal Revenue Service or any successor agency.

               "Latest Projections" means: (a) on the Closing Date and thereafter until the Lender receives new projections pursuant to Section 8.2(f), the projections of CMI and its consolidated Subsidiaries quarterly financial condition, results of operations, and cash flow for the one-year period ending June 30, 1998, attached hereto as Exhibit A-3; and (b) thereafter, the projections most recently received by the Lender pursuant to Section 8.2(f).

               "Letter of Credit" has the meaning specified in Section 2.3.

               "Letter of Credit Fee" has the meaning specified in Section 3.6.



                                       15.

               "Letter of Credit Fee Percentage" has the meaning specified in
Section 3.6.

               "LIBOR Interest Rate Determination Date" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

               "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined as follows:

        LIBOR Rate           =                       LIBOR
                                     ------------------------------------
                                     1.00 - Eurodollar Reserve Percentage

        Where,

                      "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the Board of Governors of the Federal Reserve for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                      "LIBOR" means the rate of interest per annum (rounded upward to the next 1/16 of 1%) notified to the Lender by Bank as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

        The LIBOR Rate shall be adjusted automatically as to all LIBOR Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

               "LIBOR Rate Loans" means Revolving Loans during any period in which they bear interest based on the LIBOR Rate.

               "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (c), any reservation,



                                       16.

exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

               "Loans" means, collectively, all loans and advances provided for in Section 2.

               "Loan Documents" means this Agreement, the Patent and Trademark Assignments, the Intercreditor Agreement, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

               "Maturity Factoring Agreement" means that certain Agreement for Maturity Factoring Accounts Receivable dated as of July 31, 1987 between Microwave Radio Corporation and BancBoston Financial Company, as amended by that letter agreement dated April 19, 1995 between Microwave Radio Corporation and BNY Financial Corporation, as set forth in Exhibit C.

               "Motorola Debt" means the $5,700,000 California Microwave, Inc. 5% Convertible Subordinated Notes Due October 1, 1998.

               "Motorola Letter" means the letter or other document evidencing the agreement of the holders of the Motorola Debt to waive any rights of setoff or counterclaim in respect of any indebtedness or obligations of such holders against the Motorola Debt or other indebtedness of CMI to such holders.

               "Multiemployer Plan" means with respect to any Person a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

               "Net Amount of Eligible Accounts" with respect to any Person means the gross amount of Eligible Accounts and Eligible Permitted Accounts of such Person less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Accounts or Eligible Permitted Accounts.

               "Notice of Borrowing" has the meaning specified in Section
2.2(d).

               "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b).

               "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by either Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in either Borrower's debts owing to



                                       17.

others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to either Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter owing from the Borrowers to Lender under or in connection with the Letters of Credit or Belgian Guaranties and (b) all debts, liabilities and obligations now or hereafter owing from the Borrowers to the Lender arising from or related to ACH Transactions or FX Transactions pursuant to the indemnity provided in
Section 2.5 hereof and (c) all amounts which may be payable to the Bank pursuant to the Bank Indemnity.

               "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

               "Participating Lender" means any Person who shall have been granted the right by the Lender to participate in the Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

               "Patent and Trademark Assignments" means the assignment of patents and assignment of trademarks, each to be dated as of the date hereof and each in form and substance satisfactory to the Lender, evidencing and perfecting the Lender's Security Interest in the Borrowers' present or future patents, trademarks and related licenses and rights.

               "Payment Account" means each blocked bank account or bank account associated with a lock box, established pursuant to Section 7.7, to which the funds of the Borrowers (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender or either or both of the Borrowers, as the Lender may determine, on terms acceptable to the Lender.

               "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

               "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrowers or any ERISA Affiliate of the Borrowers sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six (6) plan years.

               "Permitted Debt" means the Debt listed in Schedule 10.11; provided that such instruments or agreements shall not be amended, supplemented, replaced or altered without the prior consent of the Lender.



                                       18.

               "Permitted Disposition" means sales of chattel paper and/or contract rights as part of any Permitted Equipment Sales Financing or, to the extent permitted by the Intercreditor Agreement and this Agreement, sales of accounts receivable pursuant to the ABN AMRO Agreement.

               "Permitted Equipment Sale Financing" means any transaction (a) pursuant to that certain Financing Program Agreement dated as of May 9, 1996 (as amended), by and between BA Credit Corporation, by which certain equipment provided by CMI to third party users and related contracts are purchased or financed by BA Credit Corporation, or (b) pursuant to similar arrangements to finance the acquisition or leasing by third parties of equipment provided by CMI without recourse to CMI.

               "Permitted Guaranties" means:

                      (a) the Guaranties of the Borrowers and their Subsidiaries existing on the Closing Date and listed on Schedule 10.10; provided that such Guaranties shall not be amended or altered without the prior consent of the Lender; and

                      (b) Guaranties undertaken as part of a Permitted Equipment Sales Financing or with respect to recourse obligations under the ABN AMRO Agreement relating to a Permitted Disposition.

               "Permitted Liens" means:

                      (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed $100,000 being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect;

                      (b) Liens in favor of the Lender;

                      (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of CMI or its Subsidiaries and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect;

                      (d) Liens arising from cash deposits in connection with workers' compensation or other unemployment insurance incurred in the ordinary course of the CMI's or its Subsidiaries' business;

                      (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the



                                       19.

ordinary course of business of CMI or its Subsidiaries and not in connection with the borrowing of money;

                      (f) Liens (other than Liens with respect to Collateral) of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which CMI or any of its Subsidiaries, as appropriate, is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;

                      (g) Easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on real property and which do not materially interfere with or impair the use or operation of the Collateral by CMI or its Subsidiaries or the value of the Lender's Security Interest therein, or materially interfere with the ordinary conduct of the business of CMI or its Subsidiaries;

                      (h) purchase money security interests in Equipment and liens of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 10.11, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset;

                      (i) Liens (other than Liens on Collateral) existing on Property of the Borrowers or their Subsidiaries on the Closing Date as set forth in Schedule 10.16 securing Permitted Debt outstanding on such date;

                      (j) Liens granted as part of any Permitted Equipment Sales Financing; and

                      (k) Liens granted in connection with the ABN AMRO Agreement to the extent permitted pursuant to the Intercreditor Agreement.

               "Permitted Rentals" has the meaning specified in Section 10.21.

               "Permitted Sale" means the disposal by CMI of its Satellite Transmission Systems Division and/or Microwave Network Systems Division, on terms acceptable to the Lender in its sole discretion.

               "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company association, corporation, Public Authority, or any other entity.

               "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrowers or an ERISA Affiliate of the Borrowers sponsors or maintains or to which the Borrowers or an ERISA Affiliate of the Borrowers makes, is making, or is obligated to make contributions and includes any Pension Plan.



                                       20.

               "Premises" means the land identified by addresses on Schedule
9.13 together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which CMI or any of its Subsidiaries has any interests on the Closing Date.

               "Proceeds" means all products and proceeds of any Collateral (including, without limitation, "proceeds" as defined in UCC Section 9306), and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

               "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "Proprietary Rights" with respect to any Person, means all of such Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights set forth on Schedule 9.14, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

               "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

               "Receivables" with respect to any Person, means all of such Person's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including Accounts owed to such Person by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming such Person as beneficiary; contract rights, chattel paper, instruments, documents, investment property, security entitlements, General Intangibles (including, without limitation, Reversions and other amounts payable to such Person from or with respect to any Plan), and all forms of obligations owing to such Person (including, without limitation, in respect of loans, advances, and extensions of credit by such Person to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by such Person; and other rights or remedies of an unpaid vendor, lienor, or secured party.



                                       21.

               "Reference Rate" means the rate of interest publicly announced from time to time by the Bank as its reference rate. It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

               "Reference Rate Loans" means a Revolving Loan during any period in which it bears interest based on the Reference Rate.

               "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

               "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

               "Requirement of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

               "Restricted Investment" means any acquisition of Property by either of the Borrowers or any of their Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of the Borrowers or their Subsidiaries, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used in the rendition of services by the Borrowers or their Subsidiaries in the ordinary course of business; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

               "Reversions" with respect to any Person, means any funds which may become due to such Person in connection with the termination of any Plan or other employee benefit plan.

               "Revolving Loans" means revolving loans made to the Borrowers pursuant to Section 2.2; consisting of A/R Loans, Inventory Loans or Equipment Loans.



                                       22.

               "Sale Request" means a notification and request by CMI for approval to sell ABN AMRO Receivables, substantially in the form of Exhibit B.

               "Securities Account" has the meaning ascribed to it in Section 8501 of the UCC.

               "Security Agreements" means the Patent and Trademark Assignments and any other security agreements and guaranties, or similar documents, which may be executed by any Person in favor of the Lender as security for the Obligations.

               "Security Interest" means collectively the Liens granted to the Lender in the Collateral pursuant to the Loan Documents, or any other agreement or instrument.

               "Securities Intermediary" has the meaning ascribed to it in
Section 8102 of the UCC.

               "Solvent" means when used with respect to any Person that at the time of determination:

                      (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                      (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                      (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                      (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Spot Rate" for a currency means the rate quoted by Bank as the spot rate for the purchase by Bank of such currency with another currency through its FX Trading Office (i) at approximately 8:00 a.m. (Los Angeles, California time) on the date two Banking Days prior to the relevant determination date.

               "Stated Termination Date" has the meaning specified in Section
14.

               "Subordinated Note Agreements" means (i) the Indenture dated as of December 15, 1993 between CMI and Union Bank (as Trustee) relating to the 5 1/4% Convertible Subordinated Notes due 2003 and (ii) the Purchase Agreement dated as of October 26, 1993 between CMI and Motorola, Inc. relating to the 5% Convertible Subordinated Notes due 1998.



                                       23.

               "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

               "Syndicate Banks" has the meaning ascribed to it in the recitals to this Agreement.

               "Syndicate Agent" has the meaning ascribed to it in the recitals to this Agreement.

               "Syndicated Facility" has the meaning ascribed to it in the recitals to this Agreement.

               "Taxes" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

               "UCC" means the Uniform Commercial Code (or any successor statute) of the State of California or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

               "United States" and US" each means the United States of America.

               "Unused Line Fee" has the meaning specified in Section 3.1(c).

               1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

               1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

        2.     LOANS, LETTERS OF CREDIT AND BELGIAN GUARANTIES.

               2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender shall make available a total credit facility of up to $40,000,000 for the Borrowers' use from time to time during the term of this Agreement. The credit facility shall be comprised of a revolving line of credit up to the limits of the Aggregate Availability, consisting of Revolving Loans, Letters of Credit and Belgian Guaranties as described in Sections 2.2, 2.3 and 2.4.



                                       24.

               2.2 Revolving Loans.

                      (a) Subject to the terms of paragraph (b) below, the Lender shall, upon the request of a Borrower from time to time, make Revolving Loans to such Borrower; provided that at no time may the aggregate amount of Revolving Loans exceed the Aggregate Availability (with the Aggregate Availability determined for this purpose as if the amount of the Revolving Loans were zero). The commitment of the Lender to make Inventory Loans or Equipment Loans shall terminate upon a Permitted Sale.

                      (b) At no time may the aggregate amount of: (i) A/R Loans of a Borrower exceed: (x) in the case of CMI, the CMI Availability or (y) in the case of EFData, the EFData Availability; and provided further that the aggregate principal amount of A/R Loans advanced against Eligible Permitted Accounts of a Borrower may at no time exceed the Eligible Permitted Accounts Limit applicable to such Borrower; (ii) Inventory Loans of a Borrower exceed the Inventory Loans Limit applicable to such Borrower; or (iii) Equipment Loans of a Borrower exceed the Equipment Loans Limit applicable to such Borrower. The Lender shall be under no obligation to make any Equipment Loan to a Borrower if, as at the date such Loan is to be made, the net book value of the Equipment of the Borrowers as disclosed in the most-recent balance sheet delivered pursuant to Section 8.2(c) is less than $35,000,000. The Lender, in its discretion, may elect to exceed an Availability Limit on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed any such limit or to be obligated to exceed such limit on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Aggregate Availability (with Aggregate Availability determined for this purpose as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated.

                      (c) The Borrowers, to the extent required or permitted by Sections 2.2(d) and (e) below, may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the relevant Borrower to do so and the crediting of a Revolving Loan to such Borrower's deposit account, or transmittal to such Person as such Borrower shall direct, shall conclusively establish the obligation of the Borrowers to repay such Revolving Loan as provided herein. If, and to the extent, at the time the requested Revolving Loan is to be made there is insufficient CMI Availability or EFData Availability (as applicable) to permit the Revolving Loan to be made as an A/R Loan, such Revolving Loan shall be made as an Inventory Loan, provided that if, at such time, the CMI Inventory Limit or EFData Inventory Limit (as applicable) would be exceeded such Revolving Loan shall, subject to applicable Equipment Loan Limits, be made as an Equipment Loan. If at any time after an Equipment Loan or Inventory Loan is made, CMI Availability or EFData Availability (as applicable) shall become available, then to the extent of such availability the Equipment Loans or, if there are no Equipment Loans, Inventory Loans outstanding shall be deemed converted into A/R Loans. If at any time while A/R Loans are outstanding the CMI Availability or EFData Availability (as applicable) shall be reduced below the outstanding amount of such A/R Loans, such A/R Loans shall be deemed, subject to applicable Inventory Loans Limits or Equipment Loans Limits, to be converted into Inventory Loans or Equipment Loans (as appropriate). The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrowers maintained with the



                                       25.

Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the relevant Borrower's loan account as of the date due from such Borrower or the date paid or incurred by the Lender, as the case may be.

                      (d) Procedure for Borrowing.

                             (i) Each Borrowing of Revolving Loans shall be made upon a Borrower's irrevocable written notice ("Notice of Borrowing") delivered to the Lender which notice must be received by the Lender (A) not later than 11:00 a.m. (Los Angeles, California time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans, and (B) no later than 10:00 a.m. (Los Angeles, California time) on the requested Funding Date, in the case of Reference Rate Loans, specifying:

                             (ii) the amount of the Borrowing;

                             (iii) the requested Funding Date, which shall be a Business Day;

                             (iv) in the case of A/R Loans, whether the Revolving Loans requested are to be Reference Rate Loans or LIBOR Rate Loans;

                             (v) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months; provided, however, that with respect to the Borrowings to be made on the Closing Date, such Borrowings will consist of Reference Rate Loans only; and

                             (vi) which Borrower will make the Borrowing.

                             (vii) after giving effect to any Borrowing, the Borrowers collectively may not have more than three different Interest Periods in effect.

                             (viii) with respect to any request for Reference Rate Loans, in lieu of delivering the above-described Notice of Borrowing a Borrower may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Lender shall be entitled to rely on the telephonic notice in making such Revolving Loans.

               2.3 Letters of Credit.

                      (a) Subject to the terms and conditions of this Agreement, the Lender shall, upon a Borrower's request from time to time, cause merchandise or standby letters of credit to be issued for such Borrower's account (such letters of credit the "Letters of Credit"). Letters of Credit shall be issued through an issuer acceptable, in its sole discretion, to and nominated by the



                                       26.

Lender. The Lender will not be required to cause to be issued any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit and maximum exposure under outstanding Belgian Guaranties, would exceed $20,000,000;
(ii) the maximum face amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers to Lender in connection with the issuance thereof would cause the Borrowings to exceed the Aggregate Availability or (iii) the expiration date of the Letter of Credit would exceed the Stated Termination Date or any renewal term or be greater than thirty (30) months from the date of issuance. All payments made and expenses incurred by the Lender pursuant to or in connection with Letters of Credit will be charged to the loan account of the Borrower requesting the relevant Letter of Credit as Revolving Loans.

                      (b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 11, the obligation of the Lender to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

                             (i) The relevant Borrower requesting issuance of the Letter of Credit shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Lender and such proposed issuer; and

                             (ii) As of the date of issuance, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

               (c) Issuance of Letters of Credit.

                             (i) Request for Issuance. The Borrower requesting issuance of a Letter of Credit shall give the Lender four (4) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The relevant Borrower shall attach to such notice the proposed form of the Letter of Credit that the Lender is requested to cause to be issued.



                                       27.

                             (ii) No Extensions or Amendment. The Lender shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

               (d) Payments Pursuant to Letters of Credit.

                             (i) Payment of Letter of Credit Obligations. The Borrowers jointly and severally agree to reimburse the issuer for any draw under any Letter of Credit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which either Borrower may have at any time against such issuer or any other Person.

                             (ii) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrowers shall not have repaid such amount to the issuer of such Letter of Credit pursuant to
        Section 2.3(d)(i), the Lender shall pay the issuer and such amount when paid shall constitute a Revolving Loan which shall be deemed to have been requested by the Borrower originally requesting the relevant Letter of Credit.

               (e) Compensation for Letters of Credit.

                             (i) Letter of Credit Fee. The Borrowers jointly and severally agree to pay to the Lender with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.6.

                             (ii) Issuer Fees and Charges. The Borrowers shall pay to the issuer of any Letter of Credit, or to the Lender, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

               (f) Indemnification; Exoneration; Power of Attorney.

                             (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, each Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this
        Section 2.3(f)(i) shall survive payment of all Obligations and the termination of this Agreement.



                                       28.

                             (ii) Assumption of Risk by the Borrowers. As among a Borrower and the Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
        (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;
        (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lender, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this Section 2.3.

                             (iii) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Lender under any resulting liability to either Borrower or relieve either Borrower of any of its obligations hereunder to any such Person.

                             (iv) Power of Attorney. In connection with all Inventory financed by Letters of Credit, each Borrower hereby appoints the Lender, or the Lender's designee, as its attorney, with full power and authority: (A) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (B) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear Inventory through customs in the Lender's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (D) to complete in such Borrower's or the Lender's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and
        (E) to do such other acts and things as are necessary in order to enable the Lender to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Lender nor its designee, as such Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law. These powers, being coupled with an interest, are irrevocable until all Obligations have been paid and satisfied.



                                       29.

                             (v) Account Party. The Borrowers hereby each authorize and direct any issuer of a Letter of Credit to name such Borrower as the "Account Party" in any Letter of Credit requested by such Borrower and to deliver to the Lender all instruments, documents and other writings and property received by the issuer pursuant to a Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with a Letter of Credit or the application therefor.

                             (vi) Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Borrowers will, at the Lender's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a security interest to deliver them to the Lender and/or subject to the Lender's order, and if they shall come into a Borrower's possession, to deliver them, upon request, to the Lender in their original form. Each Borrower shall also, at the Lender's request, designate the Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                      (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of this Section 2.3 and Section 14 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Lender, at its discretion, with respect to each Letter of Credit then outstanding, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the Lender in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender with respect thereto, or (ii) cash in amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender. Such Supporting Letter of Credit or deposit of cash shall be held by the Lender, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

                      (h) Existing Letters of Credit. On and after the Closing Date the Existing Letters of Credit shall be deemed for all purposes (including determination of Aggregate Availability and fees to be collected pursuant to
Section 3.6 and the reimbursement of costs and expenses) to be Letters of Credit outstanding under this Agreement and shall be governed by and subject to the application of this Agreement and the other Loan Documents.

               2.4 Belgian Guaranties.

                      (a) On the terms and conditions set forth herein the Lender shall, upon CMI's request from time to time, cause Belgian Guaranties to be issued by the Bank for the account of CMI; provided, that the Lender shall not be obliged to cause the Bank to issue any Belgian Guaranty if: (i) the date for issue of the relevant Belgian Guaranty is not a Business Day, (ii) as of the date of its issue the maximum exposure under the requested Belgian Guaranty (together with all fees, charges, commissions and expenses in connection therewith) (A) exceeds the Aggregate



                                       30.

Belgian Guaranty Amount or (B) when aggregated with the undrawn amount of all outstanding Letters of Credit and the maximum exposure under outstanding Belgian Guaranties would exceed $20,000,000, (iii) the aggregate amount of Borrowings of the Borrowers advanced against Eligible Permitted Accounts would exceed the Eligible Permitted Accounts Subfacility Amount, and (iv) such requested Belgian Guaranty relates to a contract with the Belgian Beneficiary whose terms have not been approved by the Lender.

                      (b) The Lender is under no obligation to cause the Bank to execute and deliver any Belgian Guaranty if: (i) any order, judgment or decree of any court arbitrator or Public Authority shall by its terms purport to enjoin or restrain the Lender and/or Bank from executing and delivering such Belgian Guaranty, or any law, rule or regulation applicable to the Lender and/or the Bank or any request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over the Lender and/or the Bank shall prohibit, or request that the Lender and/or the Bank refrain from, the execution and delivery of guaranties generally or such Belgian Guaranty in particular or shall impose upon the Lender and/or the Bank with respect to such Belgian Guaranty any restriction, reserve or capital requirement (for which the Lender and/or the Bank is not otherwise compensated hereunder), or shall impose upon the Lender and/or the Bank any unreimbursed loss, cost or expense; or (ii) the Bank has received written notice from the Lender or CMI, on or prior to the Business Day prior to the requested date of issue of such Belgian Guaranty, that one or more of the applicable conditions contained in Article 11 is not then satisfied; or (iii) the issue of a Belgian Guaranty shall violate any applicable policies of the Bank; or (iv) any requested Belgian Guaranty is not otherwise in form and substance acceptable to the Lender or the Bank.

                      (c) Issuance of Belgian Guaranties. CMI shall give Lender and the Bank at least four (4) Business Days (or such shorter period as the Lender and Bank may agree) prior written notice of CMI's request for the issuance of a Belgian Guaranty. Such notice shall be irrevocable and shall specify the amount of the Belgian Guaranty requested, the date of issue of the Belgian Guaranty, the type and nature of Belgian Guaranty requested and such other information as the Lender or Bank may require.

                      (d) Payments Pursuant to Belgian Guaranties.

                             (i) Payment of Belgian Guaranty Obligations. The
Borrowers jointly and severally undertake to reimburse the Bank the Dollar Equivalent of any payment under a Belgian Guaranty and other amounts payable under or in connection with the Belgian Guaranties immediately upon demand, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against the Bank, the beneficiary of the relevant Belgian Guaranty or any other Person.

                             (ii) Revolving Loans to Satisfy Reimbursement
Obligations. In the event that the Bank honors a request for payment by a beneficiary under a Belgian Guaranty and the Borrowers shall not have reimbursed the Bank pursuant to Section 2.4(d)(i), the Lender shall pay the Bank the Dollar Equivalent of such amount due and such payment shall constitute a Revolving Loan, which shall be deemed to be a Reference Rate Loan requested by CMI.



                                       31.

                      (e) Existing Belgian Guaranties. On and after the Closing Date, the Existing Belgian Guaranties shall be deemed for all purposes to be Belgian Guaranties outstanding under this Agreement and shall be governed by and subject to the application of this Agreement and the other Loan Documents.

                      (f) Role of the Bank.

                             (i) The Lender and each Borrower agree that, in
making any payment under a Belgian Guaranty, the Lender and the Bank shall not have any responsibility to obtain any document or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivery any such document.

                             (ii) The Lender and the Bank shall not be liable:
(A) in respect of the Bank, for any action taken or omitted in connection herewith at the request of the Lender; (B) for any action taken or omitted in the absence of gross negligence or willful misconduct; or (C) for the due execution, effectiveness, validity or enforceability of any document related to a Belgian Guaranty.

               2.5 ACH Transactions and FX Transactions. Either Borrower may request and the Lender may, in its sole and absolute discretion, arrange for either Borrower to obtain from the Bank ACH Transactions and FX Transactions. The Borrowers agree to indemnify and hold the Lender harmless from all losses, liabilities, costs, expenses and claims incurred by the Lender arising from or related to such ACH Transactions and FX Transactions pursuant to the indemnity referred to in clause (c) below. The Borrowers agree to pay to the Bank all amounts owing to the Bank pursuant to ACH Transactions and FX Transactions. In the event that the Borrowers shall not have paid to the Bank such amounts, the Lender shall pay the Bank and such amounts when paid by the Lender shall constitute a Revolving Loan requested by the Borrowers. The Borrowers acknowledge and agree that the obtaining of ACH Transactions and FX Transactions from the Bank (a) is in the sole and absolute discretion of the Bank, (b) is subject to all rules and regulations of the Bank, and (c) is due to the Bank relying on the indemnity of the Lender to the Bank with respect to all risks of loss associated with the ACH Transactions and FX Transactions.

        3.     INTEREST AND OTHER CHARGES.

               3.1 Interest.

               (a) All Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Sections 3.1
(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate. Subject to the provisions of Section 3.2, A/R Loans may be converted into, or continued as, Reference Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. Inventory Loans and Equipment Loans may only be maintained as Reference Rate Loans. If at any time A/R Loans are outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those A/R Loans shall be Reference Rate Loans and shall bear interest at a



                                       32.

rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest at: (i) a fluctuating rate per annum equal to the Reference Rate plus the Reference Rate Margin (as set forth below) for Obligations other than LIBOR Rate Loans, Inventory Loans or Equipment Loans and (ii) at a rate per annum equal to the LIBOR Rate plus the LIBOR Margin (as set forth below) for Obligations constituting LIBOR Rate Loans and (iii) at a fluctuating rate per annum equal to the Reference Rate plus the Inventory/Equipment Margin (as set forth below) for Obligations constituting Inventory Loans or Equipment Loans. The initial Reference Rate Margin, Inventory/Equipment Margin and LIBOR Margin for the six month period following the Closing Date shall be 0.50%, 1.00% and 2.50%, respectively. Thereafter the Reference Rate Margin, the Inventory/ Equipment Margin and the LIBOR Margin shall be determined based upon the aggregate average daily amount of Borrowings outstanding during the month preceding the borrowing of the relevant Revolving Loan in accordance with the table set forth below:

                                                             INVENTORY/
      AGGREGATE OF BORROWINGS           REFERENCE          EQUIPMENT            LIBOR
          OUTSTANDING (X)              RATE MARGIN                       MARGIN
                 $                         (%)                (%)                (%)
      -----------------------           ---------          ---------            -----
           x <= 5,000,000                0.00               0.50               2.00

   5,000,000 > x < = 10,000,000          0.25               0.75               2.25

           x > 10,000,000                0.50               1.00               2.50

        Each change in the Reference Rate shall be reflected in the interest rate described above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest shall be payable to Lender on the first day of each month hereafter.

                      (b) If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured, or if not cured until all Obligations are paid and performed in full, the Borrowers, upon demand of Lender, will pay interest on the unpaid principal balances of the Revolving Loans at a per annum rate 2% greater than the rate of interest otherwise specified herein, and the applicable Letter of Credit Fee and Belgian Guaranty Fee shall be increased by 2%.

                      (c) Unused Line Fee. For every month during the term of this Agreement, the Borrowers shall pay the Lender a fee (the "Unused Line Fee") in an amount equal to 0.25% per annum, multiplied by the average daily amount by which the Maximum Revolving Credit Line exceeds the sum of (i) the average daily outstanding amount of Revolving Loans during such month, (ii) the average daily undrawn face amount of all outstanding Letters of Credit during such month, and
(iii) the Aggregate Belgian Guaranty Amount with the outstanding amount of Revolving Loans calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month and on the termination of this Agreement, in each case, with respect to the prior month or portion thereof.



                                       33.

               3.2 Conversion and Continuation Elections.

                      (a) Each Borrower may, with respect to any Borrowing of A/R Loans made by such Borrower, upon irrevocable written notice to the Lender in accordance with Subsection 3.2(b):

                             (i) elect, as of any Business Day, in the case of A/R Loans which are Reference Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                             (ii) elect, as of the last day of the applicable Interest Period, to continue any A/R Loans which are LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Borrowers to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

                      (b) The relevant Borrower shall deliver a notice of conversion or continuation ("Notice of Conversion/Continuation") to be received by the Lender (A) not later than 11:00 a.m.(Los Angeles, California time) at least three (3) Business Days in advance of the date of conversion or continuation, if the Loans are to be converted into or continued as LIBOR Rate Loans and (B) not later than 10:00 a.m. (Los Angeles, California time) on the date of conversion or continuation if the A/R Loans are to be converted into or continued as Reference Rate Loans and specifying:

                             (i) the proposed Conversion/Continuation Date;

                             (ii) the aggregate amount of A/R Loans to be converted or continued;

                             (iii) the type of A/R Loans resulting from the proposed conversion or continuation;

                             (iv) the Borrower in respect of whom such Borrowing was made.

                      (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the relevant Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Event or Event of Default then exists, the relevant Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.



                                       34.

                      (d) During the existence of a Event or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                      (e) After giving effect to any conversion or continuation of Loans, there may not be more than three different Interest Periods in effect for the Borrowers collectively.

               3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.

               3.4 Facility Fee. The Borrowers will pay the Lender on the Closing Date a facility fee in the amount of $150,000 (the "Facility Fee"). The Lender and the Borrowers agree that the Facility Fee shall be financed by the Lender as a Revolving Loan.

               3.5 Collateral Management Fee. The Borrowers will pay the Lender an annual fee (the "Collateral Management Fee") on the Closing Date and each anniversary thereafter prior to the termination of this Agreement, in the amount of $25,000 for each year or portion thereof.

               3.6 Letter of Credit Fee. The Borrowers agree to pay to the Lender a fee (the "Letter of Credit Fee") equal to the rate per annum equal to the Letter of Credit Fee Percentage of the undrawn face amount of each Letter of Credit issued for either Borrowers' account at either Borrowers' request, plus all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Lender to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The initial Letter of Credit Fee Percentage applicable during the six month period following the Closing Date shall be 1.50%. Thereafter the applicable Letter of Credit Fee Percentage shall be determined



                                       35.

based upon the aggregate average daily amount of Borrowings outstanding during the month preceding the date of payment in accordance with the table set forth below:


                                                    LETTER OF CREDIT
           AGGREGATE BORROWINGS (X)                  FEE PERCENTAGE
                      ($)                                  (%)
           ------------------------                 ----------------
                x <= 10,000,000                              1.00

                x >= 10,000,000                              1.25


        To the extent, at any time, a Letter of Credit if being issued would be treated for the purposes of the Availability Limits pursuant to Section 2.3(a) as being advanced against the Inventory Loan Limit or Equipment Loan Limit of a Borrower, the Letter of Credit fee applicable to such portion of such Letter of Credit shall be increased by 0.50%.

        The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360- day year for the actual number of days elapsed.

               3.7 Belgian Guaranty Fee and Dollar Equivalent Amounts.

                      (a) During the term of this Agreement, the Borrowers agree to pay to the Lender a fee (the "Belgian Guaranty Fee"), payable on the first day of each month, equal to the product of (i) the Belgian Guaranty Fee Percentage multiplied by the maximum exposure under outstanding Belgian Guaranties (as determined by the Lender in its sole discretion) plus (ii) all out-of-pocket costs, fees and expenses of the Lender and the Bank in connection with the application for, issuance of, or amendment to any Belgian Guaranty, which costs, fees and expenses could include a "fronting fee" required to be paid by the Lender to the Bank in connection with the issuance of such Belgian Guaranty.

                      (b) The Belgian Guaranty Fee shall be payable monthly in advance on the first day of each month hereafter; provided that the first payment on account of the Belgian Guaranty Fee shall be payable on the Closing Date in respect of the period from the Closing Date to the first day of the month following the Closing Date. Such fee shall be calculated on the basis of a year of three hundred and sixty (360) days and the actual days elapsed.

                      (c) The Lender may, from time to time in its sole discretion, determine the Dollar Equivalent amount of Belgian Guaranty Obligations, proposed Belgian Guaranties and the Aggregate Belgian Guaranty Amount. Absent manifest error, any such determination by the Lender shall be conclusive and binding on the Borrowers. Subject to Section 6.3, if the Lender shall have determined that, due to a change in applicable rates of exchange between Dollars and Belgian Francs, (A) the aggregate principal amount of all Revolving Loans and outstanding Letters of Credit exceeds the Aggregate Availability or (B) the Belgian Guaranty Obligations exceeds the Aggregate

                                       36.

Belgian Guaranty Amount, then the Lender shall give notice to CMI which states the Dollar Equivalent amount of any such excess and requires the Borrowers to cash collateralize or to make mandatory prepayments so as to eliminate such excess.

        4. PAYMENTS.

               4.1 Repayments. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrowers shall pay to the Lender, on demand, (a) the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Aggregate Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero) and (b) the amount by which the aggregate amount of any Borrowings exceeds any other applicable Availability Limit. Upon any Permitted Sale the Borrowers shall immediately repay any Inventory Loans or Equipment Loans then outstanding.

               4.2 Place and Form of Payments; Extension of Time. All payments of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 15.11. Except for Proceeds received directly by the Lender, all such payments shall be made in Dollars in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

               4.3 Application and Reversal of Payments. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to any type of Revolving Loan, interest thereon, and any other Obligations, and the Borrowers hereby irrevocably waive the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

               4.4 INDEMNITY FOR RETURNED PAYMENTS. IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWERS SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DO INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary



                                       37.

action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.4 shall survive the termination of this Agreement.

        5. LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrowers agree that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.3 and corrections of errors discovered by the Lender), unless the Borrowers notify the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

        6. TAXES, YIELD PROTECTION AND ILLEGALITY.

               6.1 Taxes.

                      (a) Any and all payments by the Borrowers to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                      (b) The Borrowers agree to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

                      (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                             (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                             (ii) the relevant Borrower shall make such deductions and withholdings;



                                       38.

                             (iii) the relevant Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                             (iv) the relevant Borrower shall also pay to the Lender at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

               (d) Within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

               6.2 Illegality.

                      (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers, any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Borrowers that the circumstances giving rise to such determination no longer exist.

                      (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Loan, each Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans then outstanding to it, together with interest accrued thereon and amounts required under Section 6.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrowers are required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrowers shall borrow from the Lender, in the amount of such repayment, a Reference Rate Loan.

               6.3 Increased Costs and Reduction of Return.

                      (a) If the Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand, pay to the Lender, additional amounts as are sufficient to compensate the Lender for such increased costs.

                      (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or



                                       39.

other Public Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Lender to the Borrowers, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3.

               6.4 Funding Losses. The Borrowers shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                      (a) the failure of a Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                      (b) the failure of a Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                      (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

               6.5 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower requesting the LIBOR Rate Loan. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, such Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If such Borrower does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

               6.6 Survival. The agreements and obligations of the Borrowers in this Section 6 shall survive the payment of all other Obligations.



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

        7. COLLATERAL.

                7.1 Grant of Security Interest.

                      (a) As security for the Obligations, each of the Borrowers hereby grants to the Lender a continuing security interest in, lien on, and assignment of all of their respective: (i) Receivables, Inventory, Investment Property, Proprietary Rights, Equipment and Proceeds thereof, wherever located and whether now existing or hereafter arising or acquired; (ii) moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for either Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrowers' deposit accounts, credits, and balances with the Lender and all claims of the Borrowers against the Lender at any time existing; (iii) Borrowers' deposit accounts with any financial institutions with which either Borrower maintains deposits; and (iv) Borrowers' books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Investment Property, Proprietary Rights, Equipment, Proceeds, and other property referred to above (all of the foregoing, and all other property of either Borrower in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

                      (b) All Obligations shall constitute a single loan secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

               7.2 Perfection and Protection of Security Interest. The
Borrowers shall, at their expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and recording of the Patent and Trademark Assignments and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (c) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (d) transferring Inventory to warehouses designated by the Lender;
(e) placing notations on either Borrower's books of account to disclose the Security Interest; (f) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (g) delivering to the Lender all letters of credit on which either Borrower is named beneficiary; (h) executing and delivering or procuring the execution and delivery of additional security agreements relating to foreign assets of the Borrowers and their Subsidiaries or domestic assets not covered by this Agreement or the then-existing Security Agreements, in form and substance satisfactory to the Lender; (i) enter, and procure the entry of any



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

Securities Intermediary or Commodity Intermediary of either Borrower, into an agreement with the Lender providing for the operation and "control" (as defined in Section 8106 of the UCC) of Securities Accounts, Commodity Accounts and Investment Property of either Borrower; and (j) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without either Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrowers agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or either Borrower's agents or processors, then the Borrowers shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, if an Event of Default has occurred and is continuing, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by the Borrowers, then the Borrowers shall obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. The Borrowers shall upon request of Lender notify the Lender of all Security Accounts and Commodity Accounts of the Borrowers (from time to time) and their contents and shall identify any Brokers, Securities Intermediaries or Commodity Intermediaries acting for either Borrower. The Borrowers shall upon request of Lender notify any such Brokers, Securities Intermediaries and Commodity Intermediaries of the Lender's security interest in the Borrowers' Investment Property and of the authority of the Lender to issue directions and entitlement orders with respect to such Property and procure that such Persons show on their books that Lender is an entitlement holder with respect to the Investment Property of the Borrowers. The Borrowers shall ensure that, except for the Lender, Securities Intermediaries and Commodity Intermediaries acting for the Borrowers, no Person shall at any time be given "control" (as defined in Section 8106 of the UCC) over any Investment Property of the Borrowers. From time to time, the Borrowers shall, upon the Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrowers' failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Aggregate Availability or as the basis for any advance, loan, extension or credit, or other financial accommodation).

               7.3 Location of Collateral. Each of the Borrowers jointly and severally represents to the Lender that as of the Closing Date: (a) Schedule 7.3 hereto is a correct and complete list of each Borrower's chief executive office, the location of their respective books and records, the locations of the Collateral, and the locations of all of their other places of business, and (b)
Schedule 7.3 correctly identifies any of such facilities and locations that are not owned by the Borrowers and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of the Borrowers' knowledge, the holders of any mortgages on, such facilities and locations. The Borrowers covenant and agree that they will not maintain any Collateral at any location other than those listed on Schedule 7.3, and they will not otherwise change or add to any of such locations, unless they give the Lender at least thirty (30) days prior written notice thereof and execute any and all financing statements and other documents that the Lender requests in connection therewith.



                                      42.

                7.4 Title to, Liens on, and Sale and Use of Collateral. The Borrowers jointly and severally represent and warrant to the Lender that: (a) all Collateral is and will continue to be owned by the Borrowers or their Subsidiaries, free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) neither Borrower has entered into any agreement with any Person (other than pursuant to this Agreement) providing for the exercise of direction or control (within the meaning of Section 8106 of the UCC) over any Investment Property; (c) the Security Interest will not be subject to any prior Lien except for the Liens described in (c), (e), (h) and (i) of the definition of Permitted Liens; (d) the Borrowers or their Subsidiaries, owning Collateral will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (e) the Borrowers and their Subsidiaries will not, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale or disposition of the Collateral or any portion thereof, except for sales of Inventory in the ordinary course of business and as permitted by Section 7.9. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                7.5 Appraisals. Whenever an Event or Event of Default exists, the Borrowers shall, at their expense and upon the Lender's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser acceptable to Lender.

                7.6 Access and Examination. The Lender may at all reasonable times have access to, examine, audit, make extracts from and inspect the records, files, and books of account of the Borrowers or any of their Subsidiaries and the Collateral and may discuss the Borrowers' and any of their Subsidiaries' affairs with the Borrowers' or such Subsidiaries' officers and management. The Borrowers and their Subsidiaries will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for a Borrower or any of their Subsidiaries. The Lender may, at any time when an Event of Default exists and at the Borrowers' expense, make copies of all of the Borrowers' books and records, or require the Borrowers or any of their Subsidiaries to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of a Borrowers' or any of their Subsidiaries' personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest. The Lender shall have the right, at any time, in Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts of the Borrowers or their Subsidiaries, by mail, telephone, or otherwise.

                7.7 Insurance. The Borrowers shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. Borrowers shall also maintain flood insurance for Inventory and Equipment located in an area designated as a "flood prone" or a "flood risk area" (hereinafter "SFHA"), as defined by the Flood Disaster Protection At of 1973, in an amount to be reasonably determined by the Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. The Borrowers shall cause the Lender to be named in each insurance policy as secured party and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and



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

a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrowers or the owner of any premises where collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrowers shall pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrowers fail to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the either Borrower's loan account as a Revolving Loan. The Borrowers shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any,incurred by Lender in the collection or handling thereof, Lender may apply such proceeds to the reduction of the Obligations in such order as Lender determines, or at the Lender's option may permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner.

                7.8 Collateral Reporting. The Borrowers will provide the Lender with the following documents, for each of the Borrowers, at the following times in form satisfactory to the Lender: (a) on a daily basis, a schedule of credit memos and reports, a schedule of collections of accounts receivable, and a schedule of Accounts created since the last such schedule; (b) on a daily basis a detailed list of invoices and remittances for each account; (c) on a monthly basis, a copy of the final page of both cash and sales journals reconciled to schedules received on a daily basis; (d) upon request, copies of invoices, credit memos, shipping and delivery documents; (e) detailed monthly agings of accounts receivable to be delivered no later than the 10th day of each month respecting the immediately preceding month; (f) monthly inventory reports by category (including valuations determined on a valuation method acceptable to Lender) for all inventory located in the United States in a State in which a first priority security interest in favor of the Lender has been perfected, to be delivered by the 20th day of each month with respect to the immediately preceding month; (g) upon request, monthly perpetual inventory reports; (h) monthly agings of accounts payable no later than the 10th day of the following month; (i) upon request, copies of purchase orders, invoices, and delivery documents for Inventory and Equipment acquired by the Borrowers; (j) copies of invoices issued against the Belgian Guaranties and copies of the Guarantees issued; (k) other such reports as to the Collateral as the Lender shall request from time to time; and (l) certificates of an officer or appropriate approved employee designated by the chief executive officer, chief financial officer or treasurer of the relevant Borrower and reasonably acceptable to Lender, certifying as to the foregoing.

                7.9 Accounts.

                      (a) The Borrowers hereby jointly and severally represent and warrant to the Lender and agree with the Lender that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrowers, or rendition of services by the Borrowers, in the ordinary course of the Borrowers' business; (ii) each existing Account of the Borrowers is, and each future Account of the Borrowers will be a valid, binding and enforceable obligation of its relevant Account Debtor for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof



                                      44,
delivered to the Lender, without offset, deduction, defense, or counterclaim;
(iii) no payment will be received with respect to any Account of the Borrowers, and no credit, discount, or extension, or agreement therefor will be granted on any Account of the Borrowers, except as reported to the Lender in accordance with this Agreement; (iv) each copy of an invoice delivered to the Lender by the Borrowers will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrowers described in any invoice will have been performed.

                      (b) The Borrowers shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the relevant Borrower's business or extend or modify any Account. If a Borrower becomes aware of any matter affecting any Account of either Borrower, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Lender.

                      (c) The Borrowers shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account (other than an ABN AMRO Receivable) of either Borrower without the Lender's written consent. If the Lender consents to the acceptance of any such note or other instrument, it shall be considered as evidence of the such Account and not payment thereof, and the relevant Borrower will promptly deliver such note or instrument to the Lender appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the Borrowers will remain liable thereon until such note or instrument is paid in full.

                      (d) The Borrowers shall notify the Lender promptly of all disputes and claims with any of their Account Debtors and settle or adjust them at no expense to the Lender, but no discount, credit or allowance shall be granted to any such Account Debtor without the Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of the relevant Borrower's business when no Event of Default exists hereunder. The Borrowers shall send the Lender a copy of each credit memoranda in excess of $25,000 as soon as issued and copies of all credit memorandum on a weekly basis. The Lender may at all times when an Event of Default exists hereunder settle or adjust disputes and claims directly with customers or Account Debtors of the Borrowers for amounts and upon terms which the Lender considers advisable and, in all cases, the Lender will credit the Borrower's loan accounts with only the net amounts received by the Lender in payment of any Accounts of the Borrowers.

                      (e) If an Account Debtor of either Borrower returns any Inventory to a Borrower when no Event of Default exists, then the relevant Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to such Account Debtor in the appropriate amount. The Borrowers shall immediately report to the Lender any return involving an amount in excess of $25,000 and shall report all returns to the Lender on a weekly basis. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor of a Borrower returns Inventory to such Borrower when an Event of Default exists, such Borrower shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other Property;
(iii) dispose of the



                                      45.

returned Inventory solely according to the Lender's written instructions; and
(iv) not issue any credits or allowances with respect thereto without the Lender's prior written consent. All returned Inventory shall remain subject to the Security Interest. Whenever any Inventory is returned, the related Account of the relevant Borrower shall be deemed ineligible, and Aggregate Availability, CMI Availability and EFData Availability shall be adjusted accordingly.

                7.10 Collection of Accounts; Payments.

                      (a) Until the Lender notifies the Borrowers to the contrary, the Borrowers shall make collection of all Accounts (other than ABN AMRO Receivables) of the Borrowers and other Collateral for the Lender, shall receive all payments in respect thereto as the Lender's trustee, and shall immediately deliver all such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account established at the Lender's request, as the Lender may direct. If the Lender requests, the Borrowers shall establish a lock-box service for collections of their Accounts (other than ABN AMRO Receivables) at a bank mutually acceptable to the Lender and the Borrowers and pursuant to documentation satisfactory to the Lender. If such lock-box service is established, the Borrowers shall instruct all their relevant Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrowers receive any Proceeds of their Accounts (other than ABN AMRO Receivables), they shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. All collections received in any such lock box or Payment Account or directly by the Borrowers or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time after the occurrence of an Event of Default, notify obligors that the Borrowers' Accounts (other than the ABN AMRO Receivables) have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrowers' loan accounts as a Revolving Loan. At the Lender's request, the Borrowers shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of their Accounts (other than the ABN AMRO Receivables) are received.

                      (b) If sales of the Borrowers' Inventory are made or services are rendered for cash, the Borrowers shall immediately deliver to the Lender the identical checks, cash, or other forms of payment which the Borrowers receive.

                      (c) All payments received by the Lender on account of Accounts (other than the ABN AMRO Receivables) or as Proceeds of other Collateral will be the Lenders' sole property and will be immediately credited to the Borrowers' loan accounts (conditional upon final collection) to reduce Obligations. From and after the Closing Date, the Agent shall be entitled to charge the Borrower interest on all such collections deemed to have been received on a particular Business Day, in an amount equal to one-half (1/2) of the amount that would be applicable (at the rates specified in Section 3.1) if such collections have been in fact received at or before 12:00 (Los Angeles, California time) on the next succeeding Business Day. This one-half (1/2) Business Day



                                      46.

"clearance charge" shall be due and payable irrespective of whether such collections were provisionally applied to reduce the Obligations.

                      (d) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of the Borrowers' Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the Borrowers' loan accounts.

                7.11 Inventory. The Borrowers jointly and severally represent and warrant to the Lender that all of their Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the Borrowers' business and is and will be fit for such purposes. The Borrowers will keep their Inventory in good and marketable condition, at their own expense. The Borrowers will not, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval. The Borrowers agree that all their Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrowers will maintain a perpetual inventory reporting system at all times. The Borrowers will conduct a physical count of their Inventory at least once per Fiscal Year, and at such other times as the Lender requests, and shall promptly, upon completion, supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a first-in, first-out basis, or market value). The Borrowers will not without the Lender's prior written consent, sell any of their Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

                7.12 Equipment. The Borrowers jointly and severally represent and warrant to the Lender that all of their Equipment is and will be used or held for use in the Borrowers' businesses and is and will be fit for such purposes. The Borrowers shall keep and maintain their Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrowers shall promptly inform the Lender of any material additions to or deletions from their Equipment. The Borrowers shall not permit any of their Equipment to become a fixture to real property or an accession to other personal property, unless the Lender has a valid, perfected, and first priority Security Interest in such real or personal property. The Borrowers will not, without the Lender's prior written consent, alter or remove any identifying symbol or number on the Equipment. The Borrowers shall not, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment; provided, however, that the Borrowers may dispose of Equipment pursuant to a Permitted Sale and the Borrowers may dispose without the Lender's consent, subject to the conditions set forth below, of obsolete or unusable Equipment having an orderly liquidation value no greater than $100,000 individually and $1,000,000 in the aggregate in any Fiscal Year. In the event any of the Borrowers' Equipment is sold, transferred or otherwise disposed of with the Lender's prior written consent or as otherwise permitted hereby and: (a) such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by either Borrower, or by Equipment purchased by either Borrower subject to a lien or other right constituting a Permitted Lien, then the relevant Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Lender, which proceeds shall be applied to the repayment of the Obligations; or



                                      47.

(b) such sale, transfer or disposition is made in connection with the purchase by either Borrower of replacement Equipment (other than subject to a Permitted
Lien), then the Borrowers shall use the proceeds of such sale, transfer or disposition to finance the purchase by either Borrower of replacement Equipment and shall deliver to the Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrowers shall be free and clear of all liens, claims and encumbrances, except for the Security Interest and other Permitted Liens.

                7.13 Documents, Instruments, and Chattel Paper. The Borrowers jointly and severally represent and warrant to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrowers free and clear of all Liens other than Permitted Liens.


                7.14 Right to Cure. The Lender may, in its sole discretion and at any time, pay any amount or do any act required of either of the Borrowers hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, which such Borrower fails to pay or do, including, without limitation, payment of any judgment against such Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this Section 7.11 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' loan account as a Revolving Loan. Any payment made or other action taken by the Lender under this
Section 7.11 shall be without prejudice to any right to assert an Event of Default hereunder.

                7.15 Power of Attorney. Each of the Borrowers hereby appoints the Lender and the Lender's designees as such Borrower's attorney, with power:
(a) to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign such Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of such Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to such Borrower; (d) to send requests for verification of Accounts to Account Debtors; (e) to give directions (including entitlement orders) to any Securities Intermediary or Commodity Intermediary of the Borrowers, or other Person, as to the disposition of any Investment Property of the Borrowers and to exercise dominion and control over any Securities Account and Commodity Account of either Borrower and to enter into agreements with any Securities Intermediary or Commodity Intermediary as to the operation and control of such Securities Accounts or Commodity Accounts; (f) to collect, receive, give receipt for and otherwise deal with any dividends or other distributions and proceeds resulting from any Investment Property; and (g) to do all things necessary to carry out this Agreement. Each of the Borrowers ratifies and



                                      48.

approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. These powers, being coupled with an interest, shall be irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                7.16 Lender's Rights, Duties, and Liabilities. The Borrowers assume all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrowers from any of the Obligations. Following the occurrence of and continuation of an Event of Default, the Lender may (but shall not be required to), without notice to or consent from either Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrowers for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrowers.

                7.17 Site Visits, Observations and Testing. The Lender and its agents and representatives will have the right at any reasonable time to enter and visit the Premises and any other place where any property of the Borrowers is located for the purposes of observing the Premises, taking and removing soil or groundwater samples, and conducting tests on any part of the Premises. The Lender is under no duty, however, to visit or observe the Premises or to conduct tests, and any such acts by the Lender will be solely for the purposes of protecting the Lender's security and preserving the Lender's rights under this Agreement. No site visit, observation or testing by the Lender will result in a waiver of any default of the Borrowers or impose any liability on the Lender. In no event will any site visit, observation or testing by the Lender be a representation that hazardous substances are or are not present in, on or under the Premises, or that there has been or will be compliance with any law, regulation or ordinance pertaining to hazardous substances or any other applicable governmental law. Neither the Borrowers nor any other party is entitled to rely on any site visit, observation or testing by the Lender. The Lender owes no duty of care to protect the Borrowers or any other party against, or to inform the Borrowers or any other party of, any hazardous substances or any other adverse condition affecting the Premises. The Lender may in its discretion disclose to the Borrowers or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Lender. The Borrowers understand and agree that the Lender makes no warranty or representation to the Borrowers or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrowers also understand that depending on the results of any site visit, observation or testing by the Lender and disclosed to the Borrowers, the Borrowers may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrowers without advice or assistance from the Lender. In each instance, the Lender will give the relevant Borrower reasonable notice before entering the Premises



                                      49.

or any other place the Lender is permitted to enter under this Section 7.17. The Lender will make reasonable efforts to avoid interfering with the Borrower's use of the Premises or any other property in exercising any rights provided hereunder.

                7.18 Release of Security Interest in Equipment. Upon a Permitted Sale, the repayment of all Inventory Loans and Equipment Loans pursuant to
Section 4.1 and the termination of the Lender's commitment to make Inventory Loans and Equipment Loans pursuant to Section 2.2(a), the Lender agrees, at the cost and expense of the Borrowers, to release the Security Interest to the extent, and solely to the extent, that it relates to the Equipment. At the expense of the Borrowers the Lender agrees to execute and deliver all documents which the Borrowers may reasonably request to evidence the termination of such Security Interest in so far as it relates to the Equipment.

        8. BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

               8.1 Books and Records. The Borrowers shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their and their Subsidiaries transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrowers shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of: (a) all payments received and all credits and extensions granted with respect to the Borrowers' respective Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any of the Borrowers' respective Inventory; and (c) all other dealings affecting the Collateral.

               8.2 Financial Information. The Borrowers shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrowers and their Subsidiaries will furnish to the Lender, in such detail as the Lender shall request, the following:

                      (a) As soon as available, but in any event not later than 90 days after the close of each Fiscal Year, consolidated and consolidating audited balance sheets, and statements of income and expense, retained earnings, and changes in financial position and stockholders equity for CMI and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of CMI and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by CMI and reasonably satisfactory to the Lender.



                                      50.

                      (b) As soon as available, but in any event not later than 50 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of CMI and its consolidated Subsidiaries, as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and changes in financial position for CMI and its consolidated Subsidiaries, for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of CMI and its consolidated Subsidiaries, respectively, as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be fairly stated in all material respects by the chief financial, treasurer or chief accounting officer of CMI subject to normal year-end adjustments.

                      (c) As soon as available, but in any event not later than 30 days after the end of each month (except for the month of June which shall be not later than 45 days after the end of such month), consolidated and consolidating unaudited balance sheets of CMI and its consolidated Subsidiaries, as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses and statement of cash flow for CMI and its consolidated Subsidiaries, for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of CMI and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be correct by the chief financial officer, treasurer or chief accounting officer of CMI subject to normal year-end adjustments.

                      (d) With each of the audited Financial Statements delivered pursuant to Section 8.2(a), a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                      (e) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a certificate of the chief executive officer, chief financial officer or treasurer of CMI (i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with their covenants set forth in Sections 10.22 through 10.23 during the period covered in such Financial Statements, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Event or Event of Default then exists or existed during the period covered by such Financial Statements and (iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event



                                      51.

or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                      (f) No sooner than 90 days and no later than 30 days prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for CMI and its consolidated Subsidiaries, as at the end of and for each quarter of such Fiscal Year.

                      (g) Within 45 days after the end of each fiscal quarter, a report of the Capital Expenditures of CMI and its consolidated Subsidiaries for such quarter and a statement of cash flow for CMI and its consolidated Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such quarter, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a).

                      (h) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrowers make available to their stockholders and regular or special reports that the Borrowers or any of their Subsidiaries file with the Securities and Exchange Commission.

                      (i) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other filing or notice filed with respect to each Plan of the Borrowers or any ERISA Affiliate of the Borrowers.

                      (j) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrowers or any of their Subsidiaries, including, without limitation, projections of future operations on both an individual and a consolidated and consolidating basis (as requested by the Lender).

               8.3 Notices to Lender. The Borrowers shall notify the Lender in writing of the following matters at the following times:

                      (a) Immediately after either of them becomes aware of the existence of any Event or Event of Default.

                      (b) Immediately after becoming aware that the holder of any capital stock or Debt of either of the Borrowers or their Subsidiaries has given notice or taken any action with respect to a claimed default.

                      (c) Immediately after becoming aware of any material adverse change in either Borrower's or any of their Subsidiaries' Property, business, operations, or condition (financial or otherwise).

                      (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation



                                      52.

by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrowers' or any of their Subsidiaries' respective Property, business, operations, or condition (financial or otherwise).

                      (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrowers or any of their Subsidiaries.

                      (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to either Borrower, any of their Subsidiaries, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrowers' or any of their Subsidiaries' respective Property, business, operations, or condition (financial or otherwise).

                      (g) Immediately after becoming aware of any violation by either Borrower of Environmental Laws or immediately upon receipt of any notice that a Public Authority has asserted that a Borrower is not in compliance with Environmental Laws or that its compliance is being investigated.

                      (h) Thirty (30) days prior to either Borrower changing its name or the address of its chief executive office.

                      (i) Immediately after becoming aware of any ERISA Event affecting either Borrower or an ERISA Affiliate of either Borrower, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the receipt by either Borrower of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by a Borrower to any Pension Plan to which such Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or a Borrower's or an ERISA Affiliate of a Borrower's compliance with ERISA, which may materially and adversely affect such Borrower's or any of their Subsidiaries' business, operation, or condition (financial or otherwise).

                      (j) Any change in the accounting policies or financial reporting practices of CMI.

Each notice given under this Section 8.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrowers have taken or propose to take with respect thereto.

               8.4 Sharing of Information. The Borrowers hereby acknowledge and consent to the sharing of information concerning the Borrowers, the Collateral and the Loan Documents between the Lender and ABN AMRO Bank N.V. in connection with the operation of the Intercreditor Agreement.



                                      53.

        9. GENERAL WARRANTIES AND REPRESENTATIONS. The Borrowers jointly and severally and continuously warrant and represent to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

               9.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each of the Borrowers has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. Each of the Borrowers has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrowers' execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each of the Borrowers and constitute the legal, valid and binding obligations of each of the Borrowers, enforceable against them in accordance with their respective terms without defense, setoff, or counterclaim. The Borrowers' execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of either Borrower or any of their Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which either Borrower or any of their Subsidiaries is a party or which is binding upon them,
(b) any judgment, law, statute, rule or governmental regulation applicable to either Borrower or any of their Subsidiaries, or (c) the certificate or articles of incorporation or bylaws of either Borrower or any of their Subsidiaries.

               9.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Existing Collateral Documents, and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in Section 7.2 and enforceable against the Borrowers and all third parties. All representations and warranties by the Borrowers or any of their Subsidiaries in the Existing Collateral Documents are true and correct in all material respects on and as of the date made or deemed made.

               9.3 Organization and Qualification.

               CMI: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in the States of Arizona, California, New York, Maryland, Texas, Massachusetts, Georgia, New Jersey and Virginia, which are the only states in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.



                                      54.

               EFData:
(a) is duly incorporated and organized and validly existing in good standing under the laws of the State of California; (b) is qualified to do business as a foreign corporation in the State of Arizona, which is the only state in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.

               CMNS:
(a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Virginia, which is the only district or State in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.

               CMFS:
(a) is duly incorporated and organized and validly existing in good standing under the laws of Barbados; (b) is not required to be qualified to do business as a foreign corporation in any State; and (c) has all requisite power and authority to conduct its business and to own its Property.

               9.4 Corporate Name; Prior Transactions. The Borrowers have not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of their Property out of the ordinary course of business, except as set forth on Schedule 9.4.

               9.5 Subsidiaries and Affiliates. Schedule 9.5 is a correct and complete list of the name and relationship to CMI of each and all of CMI's Subsidiaries and other Affiliates.

               9.6 Financial Statements and Projections.

                      (a) CMI has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for CMI and its consolidated Subsidiaries as of June 30, 1996 and for the Fiscal Year then ended, accompanied by the report thereon of CMI's independent certified public accountants, Ernst & Young LLP. CMI has also delivered to the Lender the unaudited balance sheet and related statements of income and cash flows as of March 31, 1997 and for the nine months then ended. Such financial statements are attached hereto as Exhibit A-1. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly CMI's and its consolidated Subsidiaries' financial position as at the dates thereof and their results of operations for the periods then ended.

                      (b) The Latest Projections represent the Borrowers' best estimate of the Borrowers' future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions.



                                       55.

                      (c) The pro forma consolidated balance sheet of the Borrower as at March 31, 1997 attached hereto as Exhibit A-2, presents fairly and accurately the financial condition of CMI and its consolidated Subsidiaries at such date and has been prepared in accordance with GAAP.

               9.7 Capitalization. The authorized capital stock of the Borrowers is as set forth in Schedule 9.7.

               9.8 Solvency. The Borrowers and each of their Subsidiaries are Solvent and the Borrowers will be Solvent prior to and after giving effect to the making of each Revolving Loan.

               9.9 Debt. The Borrowers have no Debt, except (a) the Obligations,
(b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, (d) Permitted Debt and (e) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby.

               9.10 Distributions. Since June 30, 1996 no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of either Borrower.

               9.11 Title to Property. Except for Property which the Borrowers or their Subsidiaries lease, the Borrowers and their Subsidiaries have good and marketable title in fee simple to the Premises and good, indefeasible, and merchantable title to all of their other Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business.

               9.12 Adequate Assets. Each of the Borrowers and their Subsidiaries possesses adequate assets for the conduct of their respective business.

               9.13 Real Property; Leases. Schedule 9.13 contains a correct and complete list of all real property owned by the Borrowers and their Subsidiaries, all leases and subleases of real or personal property by the Borrowers and their Subsidiaries as lessee or sublessee, and all leases and subleases of real or personal property by the Borrowers and their Subsidiaries as lessor or sublessor in each case which are material to the Borrowers and their Subsidiaries. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and no default by any party to any such lease or sublease exists.

               9.14 Proprietary Rights. Schedule 9.14 contains a correct and complete list of all the Borrowers' and their Subsidiaries' Proprietary Rights. None of such Proprietary Rights are subject to any licensing agreement or similar arrangement except as set forth on Schedule 9.14. None of such Proprietary Rights infringe on or conflict with any other Person's Property and no other Person's Property infringes on or conflicts with the Proprietary Rights, except to the extent such infringement is not material to any Borrower or its Subsidiaries. The Proprietary Rights described on Schedule 9.14 constitute all of the Property of such type necessary to the current and anticipated future conduct of the Borrowers' and their Subsidiaries' respective businesses.



                                       56.

               9.15 Trade Names and Terms of Sale. All trade names or styles under which the Borrowers will sell their Inventory or create any Accounts, or to which instruments in payment of their Accounts may be made payable, are listed on Schedule 9.15.

               9.16 Litigation. Except as set forth on Schedule 9.16, there is no pending or, to the best of the Borrowers' knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrowers' or their Subsidiaries Property, business, operations, or condition (financial or otherwise).

               9.17 Restrictive Agreements. The Borrowers are not a party to any contract or agreement, and are not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects the Borrowers' or their Subsidiaries' Property, business, operations, or condition (financial or otherwise).

               9.18 Labor Disputes. Except as set forth on Schedule 9.18: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrowers or any of their Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of either of the Borrowers or any of their Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrowers' knowledge, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrowers or any of their Subsidiaries or their respective employees.

               9.19 Environmental Laws. Except as otherwise disclosed on
Schedule 9.19:

                      (a) The Borrowers and their Subsidiaries have complied in all material respects with all Environmental Laws applicable to their Premises and business, and neither the Borrowers nor any of their Subsidiaries nor any of their present Premises or operations, nor their past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                      (b) The Borrowers and their Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrowers and their Subsidiaries are in compliance with all terms and conditions of such permits.

                      (c) Neither the Borrowers nor any of their Subsidiaries, nor, to the best of the Borrowers' knowledge, any of their predecessors in interest, has in violation of applicable law



                                      57.

stored, treated or disposed of any Contaminant on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

                      (d) Neither the Borrowers nor any of their Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                      (e) None of the present or past operations of the Borrowers and their Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                      (f) To the best of the Borrowers' knowledge there is not now, nor has there ever been on or in the Premises:

                             (i) any underground storage tanks or surface impoundments,

                             (ii) any asbestos-containing material, or

                             (iii) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

                      (g) Neither the Borrowers nor any of their Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                      (h) Neither the Borrowers nor any of their Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of their property) imposing material obligations or liabilities on the Borrowers or any of their Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                      (i) None of the products manufactured, distributed or sold by the Borrowers or any of their Subsidiaries contains asbestos material except as disclosed to Bank prior to the date hereof.

                      (j) No Environmental Lien has attached to any Premises of the Borrowers or any of their Subsidiaries.

               9.20 No Violation of Law. The Borrowers are not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrowers' or their Subsidiaries' Property, business, operations, or condition (financial or otherwise).



                                       58.

               9.21 No Default. Neither the Borrowers nor their Subsidiaries are in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrowers' or their Subsidiaries' Property, business, operations, or condition (financial or otherwise).

               9.22 ERISA Compliance.

                      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate of a Borrower has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                      (b) There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrowers' business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations.

                      (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded liability; (iii) neither the Borrowers nor any of their ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any of their ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrowers nor any of their ERISA Affiliates has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

               9.23 Taxes. The Borrowers and their Subsidiaries have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable. There is no proposed tax assessment against the Borrowers or any of their Subsidiaries that would, if made, have a material adverse effect on the Property, business, operations or condition (financial or otherwise) of the Borrowers or any of their Subsidiaries.

               9.24 Use of Proceeds. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the



                                      59.

violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G,T,U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 CFR, Chapter II. The Borrowers do not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U or G. None of the proceed of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

               9.25 Private Offerings. The Borrowers have not, directly or indirectly, offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. The Borrowers hereby agree that neither they nor anyone acting on their behalf has offered or will offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

               9.26 Broker's Fees. No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

               9.27 Patent and Trademark Assignments.

                      (a) The provisions of the Patent and Trademark Assignments are effective to create in favor of the Lender, legal, valid and enforceable first priority security interest in all right, title and interest of the Borrowers in the collateral described therein.

                      (b) All representations and warranties of the Borrowers contained in the Patent and Trademark Assignments are true and correct in all material respects on or as of the date made or deemed made.

               9.28 No Material Adverse Change. No material adverse change has occurred in the Property, business, operations, or conditions (financial or otherwise) of the Borrowers or their Subsidiaries since the date of the Financial Statements delivered to the Lender.

               9.29 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of the Borrowers or any of their Subsidiaries hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

               9.30 Motorola Letter. The Motorola Letter delivered pursuant to
Section 11.1(r) represents the legal, valid and binding obligation of the holders of the Motorola Debt, enforceable against them in accordance with its terms.

        10. AFFIRMATIVE AND NEGATIVE COVENANTS. The Borrowers covenant that, so long as any of the Obligations remain outstanding or this Agreement is in effect:



                                      60.

               10.1 Taxes and Other Obligations. Each of the Borrowers and each of their Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however that each of the Borrowers and their Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

               10.2 Corporate Existence and Good Standing. Each of the Borrowers and each of their Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states and other jurisdictions necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

               10.3 Compliance with Law and Agreements. Each of the Borrowers and each of their Subsidiaries shall comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

               10.4 Maintenance of Property and Insurance. Each of the Borrowers and each of their Subsidiaries shall: (a) maintain all of its Property necessary or useful in its business in good operating condition and repair, ordinary wear and tear excepted; (b) maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy; and (c) preserve and renew all Proprietary Rights which could reasonably be expected to be materially necessary or useful in the conduct of its business.

               10.5 Environmental Laws. Each of the Borrowers and their Subsidiaries shall conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of contaminants. Each of the Borrowers and their Subsidiaries shall take prompt and appropriate action to respond to and remediate any non-compliance with Environmental Laws and shall regularly report to the Lender on such response and remediation. Without limiting the generality of the foregoing, whenever a Borrower gives notice to the Lender pursuant to Section 8.3(g) the Borrowers shall, at the Lender's request and the Borrowers' expense: (a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where a Borrower's or its Subsidiary's



                                      61.

noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or response of the relevant Borrower or Subsidiary of a Borrower thereto or the estimated costs thereof, shall change.

               10.6 ERISA. The Borrowers shall cause each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with Section 401(a) of the Code. The Borrowers shall cause each Plan to be administered in all respect in compliance with ERISA.

               10.7 Mergers, Consolidations, Acquisitions, or Sales. Other than with the prior written consent of the Lender, neither the Borrowers nor any of their Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of their Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except sales of Inventory in the ordinary course of its business, sales of Equipment permitted pursuant to Section 7.12, or Permitted Dispositions.

               10.8 Distributions; Capital Changes. Neither of the Borrowers nor any of their Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to CMI by a Subsidiary wholly owned by CMI or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

               10.9 Transactions Affecting Collateral or Obligations. Neither Borrower nor any of their Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or a Borrower's ability to repay the Obligations.

               10.10 Guaranties. Neither Borrower nor any of their Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender and endorsements of instruments for deposit or the Permitted Guaranties.

               10.11 Debt. Neither Borrower nor any of their Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) Permitted Debt; and (d) other Debt existing on the Closing Date and reflected in the Financial Statements attached as Exhibit A-1; provided that no amendment or alteration shall be permitted to such Debt.

               10.12 Prepayment. Neither Borrower nor any of their Subsidiaries shall voluntarily prepay, redeem or retire any Debt, except the Obligations in accordance with their terms.

               10.13 Transactions with Affiliates. Except as set forth below, neither Borrower nor any of their Subsidiaries shall: (a) sell, transfer, distribute, or pay any money or Property to any Affiliate (other than to officers and directors of either Borrower and its Subsidiaries in the ordinary



                                      62.

course of business), (b) lend or advance money or Property to any Affiliate (other than to officers and directors of either Borrower and its Subsidiaries in the ordinary course of business), (c) except as set forth in Section 10.20, invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or (d) become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, the Borrowers and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to the Borrowers and their Subsidiaries than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

               10.14 Joint Ventures. Other than with the prior written consent of the Lender, either Borrower nor any of their Subsidiaries shall enter into any joint venture or similar arrangements with any Person for the purpose of conducting a common venture or purpose with such Person.

               10.15 Business Conducted. Other than with the prior written consent of the Lender, the Borrowers and their Subsidiaries shall not engage, directly or indirectly, in any line of business other than the businesses in which the Borrowers and their Subsidiaries are engaged on the Closing Date.

               10.16 Liens. Neither the Borrowers nor any of their Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

               10.17 Sale and Leaseback Transactions. Other than with the written consent of the Lender, neither the Borrowers nor any of their Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for a Borrower or any of their Subsidiaries to lease or rent Property that a Borrower or such Subsidiary has or will sell or otherwise transfer to such Person.

               10.18 New Subsidiaries. Other than with the written consent of the Lender, the Borrowers shall not, directly or indirectly, organize or acquire any Subsidiary other than those listed on Schedule 9.5.

               10.19 Restricted Investments. Other than with the written consent of the Lender, neither Borrower nor any of its Subsidiaries shall make any Restricted Investment.

               10.20 Subsidiaries. Neither Borrower shall make investments in, transfer assets to, lend or advance money or Property to CMNS or CMFS; provided that such investment, transfers, loans or advances shall be permitted up to a maximum aggregate amount of $300,000 for each fiscal quarter of CMI. Neither Borrower shall form any additional Subsidiaries. CMI shall dissolve CMNS by December 31, 1997.

               10.21 Operating Lease Obligations. Neither Borrower nor any of their Subsidiaries shall enter into any lease of real or personal property as lessee or sublessee (other than Capital



                                      63.

Leases), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrowers and their Subsidiaries in any Fiscal Year in respect of such lease and all other such leases would exceed $8,000,000 (such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

               10.22 Minimum Fixed Coverage. CMI will maintain a Fixed Charge Coverage Ratio of not less than the correlative ratio for each of the following periods.

               Period                                                                    Ratio
               ------                                                                    -----
               The fiscal quarter ending June 30, 1997                                     0.1
               The two fiscal quarters ending September 30, 1997                           0.3
               The three fiscal quarters ending December 31, 1997                          0.6
               The four fiscal quarters ending March 31, 1998                              0.9
               The four fiscal quarters ending June 30, 1998                               1.3
               The four fiscal quarters ending September 30, 1998                          1.0
               The four fiscal quarters ending December 31, 1998                           1.0
               The four fiscal quarters ending March 31, 1999                              1.0
               The four fiscal quarters ending June 30, 1999                               1.0
               The immediately preceding four fiscal                                       1.3
               quarters ending on the last day of each
               successive fiscal quarter after June 30, 1998

               10.23 Adjusted Tangible Net Worth. CMI will maintain an Adjusted Tangible Net Worth of not less than the following amounts as determined at the end of each calendar month during the following periods (commencing on the first day of such period):

               Period                                                      Amount ($)
               ------                                                      ----------
               June 30, 1997 to May 31, 1998                               61,500,000
               June 30, 1998 to May 31, 1999                               66,000,000
               June 30, 1999 to May 31, 2000                               75,000,000
               June 30, 2000 and each month thereafter                     80,000,000


               10.24 Further Assurances. The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.



                                      64.

               10.25 ABN AMRO Agreement, Maturity Factoring Agreement, Permitted Equipment Sale Financing and Subordinated Note Agreements. The Borrowers shall not agree to any amendment, renewal, supplement, or other alteration of any of the provisions of or terms relating to the ABN AMRO Agreement, Maturity Factoring Agreement, Permitted Equipment Sale Financing or Subordinated Note Agreements without the prior written consent of the Lender.

               10.26 ABN AMRO Agreement Sales. CMI shall not make any sales of any ABN AMRO Receivables in a manner inconsistent with the terms of the Intercreditor Agreement. For the avoidance of doubt, and without limitation, CMI shall not dispose of any account receivable pursuant to the ABN AMRO Agreement unless it shall first have obtained the prior written consent of the Lender to such sale. Should CMI desire to make a sale CMI shall deliver to the Lender a written Sale Request, in form and substance satisfactory to the Lender and Lender shall promptly respond to such Sale Request.

               10.27 Maturity Factoring Agreement UCC Forms. CMI will use its best efforts to cause the UCC forms filed with respect to the Maturity Factoring Agreement to be amended in a manner satisfactory to Lender or terminated within 30 days of the Closing Date.

               10.28 Belgian Guaranties. CMI shall not enter into any contract or other binding agreement with the Belgian Beneficiary for the supply of equipment and/or services unless the terms of such contract or agreement have been approved by the Lender.

        11. CONDITIONS TO CLOSING. The Lender will not be obligated to make the initial Loans or to issue, obtain or maintain any Letters of Credit or Belgian Guaranties on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to Lender:

               11.1 Conditions Precedent to Making of Loans and Issuance of Letters of Credit on the Closing Date.

                      (a) Representations and Warranties; Covenants. The Borrowers' representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; the Borrowers shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

                      (b) Delivery of Documents. In addition to any documents specifically listed in this Section 11.1, the Borrowers shall have delivered, or caused to be delivered, to the Lender such documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

                      (c) Facility Fee. The Borrowers shall have paid in full the Facility Fee.



                                      65.

                      (d) Payment of Fees and Expenses. The Borrowers shall have paid all fees and expenses of the Lender's outside counsel, Brobeck, Phleger & Harrison LLP, and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                      (e) Required Approvals. The Lender shall have received certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

                      (f) No Material Adverse Change. There shall have occurred no material adverse change in the Borrowers' business or financial condition or in the Collateral since February 28, 1997, and the Lender shall have received a certificate of the Borrowers' chief executive officer, chief financial officer or treasurer to such effect.

                      (g) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents, contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

                      (h) Excess Aggregate Availability. After taking into account the Revolving Loans, the Letters of Credit and Belgian Guaranties issued or outstanding on the Closing Date and with all obligations of the Borrowers being current, there shall be remaining Aggregate Availability of at least ten percent (10%) calculated prior to the making of such Revolving Loans and the issuance or maintenance of such Letters of Credit and Belgian Guaranties.

                      (i) Repayment of Existing Syndicate Debt. On or before the Closing Date the Existing Syndicate Debt shall be repaid or discharged by the Borrowers and all obligations under the Syndicated Facility (save for indemnities in favor of the Syndicate Agent and Syndicate Banks expected to survive termination) shall be terminated.

                      (j) Existing Collateral Documents. The Existing Collateral Documents shall have been terminated and signed releases of all financing statements in connection therewith shall have been delivered to the Lender and shall be in form and substance satisfactory to the Lender and its counsel.

                      (k) Security Agreements. The Security Agreements, executed by the appropriate parties thereto, in appropriate form for recording, where necessary, together with: (i) acknowledgment copies of filings, registrations and recordings necessary and advisable to perfect the Liens in accordance with applicable law; (ii) evidence that all other actions necessary or, in the opinion of the Lender, desirable to perfect and protect the security interest created by the Security Agreements have been taken; and (iii) evidence that all other actions necessary or, in the opinion of the Lender, desirable to perfect and protect the first priority Lien created by the Security Agreements, and to enhance the Lender's ability to preserve and protect its interests in and access to the Collateral, have been taken.



                                       66.

                      (l) Insurance Certificates. The Borrowers shall have provided the Lender with insurance certificates evidencing that the Borrowers have obtained insurance coverage in an amount and of a nature acceptable to the Lender.

                      (m) Legal Opinions. The Borrowers shall have procured the delivery of legal opinions addressed to the Lender in a form and substance satisfactory to the Lender and its counsel.

                      (n) Bank Indemnity. The Bank Indemnity shall have been executed and delivered by the respective parties thereto.

                      (o) Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by the parties thereto.

                      (p) Maturity Factoring Agreement. The Maturity Factoring Agreement shall have been amended in a manner satisfactory to the Lender.

                      (q) Industrial Development Bonds. The Borrower shall have obtained, in a form and substance satisfactory to the Lender, a permanent waiver or discharge from the operation of any negative pledge, or similar covenant restricting the ability of the Borrowers to grant liens over their property, contained in the Reimbursement Agreement dated as of November 1, 1987 (as amended) between CMI (as successor to Satellite Transmission Systems, Inc.) and The Bank of Tokyo - Mitsubishi, Ltd., San Francisco Branch (successor to Bank of Tokyo Limited, San Francisco Branch).

                      (r) Motorola Letter. The Borrower shall have obtained and delivered to the Lender, in form and substance satisfactory to the Lender in its sole discretion, the Motorola Letter.

               11.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan or to provide for the issuance or maintenance of any Letter of Credit or Belgian Guaranty shall be subject to the conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses
(a) and (b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer, chief financial officer or treasurer of the Borrowers, dated the date of such extension of credit, stating that:

                      (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrowers that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty;



                                       67.

                      (b) No Event or Event of Default has occurred and is continuing, or would result from such extension of credit;

                      (c) The Lender shall have received a Notice of Borrowing or Notice of Continuation/Conversion or request to obtain a Letter of Credit or Belgian Guaranty, as appropriate, in the manner and form required by this Agreement.

        12. DEFAULT.

               12.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                      (a) failure to make payment of principal, interest, fees or premium on any of the Obligations when due;

                      (b) any representation or warranty made or deemed made by any of the Borrowers in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrowers or any of their Subsidiaries at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                      (c) (i) default shall occur in the observance or performance by any of the Borrowers of any of Sections 7.2, 7.4, 7.9, 7.10, 10.2, 10.4, 10.7 through 10.23, 10.25 and 10.26, (ii) default shall occur (which shall not have been cured within 10 Business Days) in the observance or performance by any of the Borrowers of any of the covenants and agreements contained in the Loan Documents, or any other agreement entered into at any time to which any of the Borrowers and the Lender are party, or (iii) if any such agreement or document referred to in clause (ii) shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

                      (d) default shall occur by any of the Borrowers in the payment of any principal or interest on any indebtedness for borrowed money with a principal amount of $1,000,000 or more (other than the Obligations) beyond any period of grace provided with respect thereto;

                      (e) any of the Borrowers or any of their Subsidiaries shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or
(iv) be unable generally to pay its debts as they become due;



                                       68.

                      (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced (which shall not have been dismissed, withdrawn or terminated within 60 days of the date filed or commenced) seeking reorganization, arrangement or readjustment of a Borrower's or any of the Borrowers' Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing;

                      (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for any Borrower or any of their Subsidiaries or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of any Borrower or any of their Subsidiaries;

                      (h) the Borrowers or any of their Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof; provided that CMNS may be liquidated or dissolved pursuant to Section 10.20;

                      (i) all or any material part of the Property of the Borrowers shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrowers shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                      (j) any guaranty of the Obligations shall be terminated, revoked or declared void, cease to be in full force and effect or otherwise invalid, or a guarantor of the Obligations shall fail to perform or observe any material covenant or agreement contained in such guaranty;

                      (k) one or more final judgments for the payment of money aggregating in excess of $5,000,000 (whether or not covered by insurance) shall be rendered against the Borrowers or any of their Subsidiaries and the Borrowers or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

                      (l) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of the Borrowers' businesses or (ii) is material in amount and is not adequately covered by insurance;

                      (m) there shall occur any Change of Control with respect to either Borrower;



                                       69.

                      (n) any event or condition shall occur or exist with respect to a Plan that could, in the Lender's reasonable judgment, subject the Borrowers or any of their Subsidiaries to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of the Borrowers;

                      (o) there occurs any material adverse change in either of the Borrower's Property, business, operations, or condition (financial or otherwise);

                      (p) there occurs an ABN AMRO Default; or

                      (q) the Motorola Letter shall be terminated, revoked or declared void, cease to be in full force and effect or otherwise invalid, or the holders of the Motorola Debt shall fail to perform or observe any material covenant contained in the Motorola Letter.

        13. REMEDIES.

                      (a) If an Event of Default has occurred and is continuing, the Lender may, without notice to or demand on the Borrowers except for Events of Default under Sections 12.1(b), (c), (d), and (k) through (p) for which Lender agrees to provide notice to the applicable Borrower) do one or more of the following at any time or times and in any order: (i) reduce the Aggregate Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 12.1(e). 12.1(f), 12.1(g), or 12.1(h), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

                      (b) If an Event of Default has occurred and is continuing:
(i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrowers' Premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrowers shall, upon the Lender's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; and (iv) the Lender may collect receive, dispose of and realize any Investment Property and withdraw Investment Property from any Securities Accounts or Commodity Accounts of the Borrowers. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5)



                                      70.

days prior to such action to the Borrowers' addresses specified in or pursuant to Section 15.11. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrowers. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, each of the Borrowers irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers recognize that (due to securities laws or otherwise) the Lender may be unable to make a public sale of Investment Property and expressly agree that a private sale to a restricted group of persons, for investment purposes rather than general distribution, shall be considered a commercially reasonable sale. The Borrowers agree that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorney's fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

                      (c) If an Event of Default occurs, each of the Borrowers hereby waives (i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

                      (d) If the Lender terminates this Agreement upon an Event of Default, the Borrowers shall pay the Lender, immediately upon termination, a fee equal to the early termination fee that would have been payable under
Section 14 if this Agreement had been terminated on that date pursuant to the Borrowers' election.

        14. TERM AND TERMINATION. This Agreement shall expire on June 30, 2000 (the "Stated Termination Date") unless earlier terminated or automatically extended as provided in this Section. This Agreement shall automatically be renewed on the Stated Termination Date and at the end of any renewal term for successive one-year terms, unless this Agreement is terminated as provided below. The Lender and the Borrowers shall have the right to terminate this Agreement, without premium or penalty, on the Stated Termination Date or at the end of any renewal term by giving the other written notice not less than sixty
(60) days prior to the end of such term by registered or certified mail. The Borrowers may also terminate this Agreement at any time prior to the Stated Termination Date or during any renewal term if: (a) they give the Lender sixty
(60) days prior written notice of termination by registered or certified mail;
(b) they pay and perform all Obligations on or prior to the effective date of termination; and (c) they pay the Lender, on or prior to the effective date of termination, and in addition to any other prepayment premium required



                                      71.

hereunder and the fees required by Section 6.4, (i) two percent (2%) of the average amount of the Revolving Loans, Letters of Credit and Belgian Guaranties outstanding during the prior 180 day period (or lesser period if within 180 days of the Closing Date) if such termination is made on or prior to the first Anniversary Date; and (ii) one percent (1%) of the average amount of the Revolving Loans, Letters of Credit and Belgian Guaranties outstanding during the prior 180 day period if such termination is after the first Anniversary Date; provided that should such termination after the first Anniversary Date result from a refinancing by the Bank (either as sole lender or as Agent for a syndicate of Lenders) of the credit facility constituted by this Loan Agreement, such fee shall be waived. The Lender may also terminate this Agreement without notice while an Event of Default exists. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and Borrowers shall immediately arrange for the cancellation as of such termination date of Letters of Credit and Belgian Guaranties then outstanding. Notwithstanding the termination of this Agreement, until all Obligations (other than, to the extent that such rights remain inchoate, the rights of the Lender pursuant to Section 6.6) are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

        15. MISCELLANEOUS.

               15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrowers to collect the Obligations without any prior recourse to the Collateral.

               15.2 No Implied Waivers. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

               15.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

               15.4 Governing Law. This Agreement shall be deemed to have been made in the State of California and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.



                                       72.

               15.5 Consent to Jurisdiction and Venue; Service of Process. Each of the Borrowers agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Courts of the State of California for San Francisco County, or in the United States District Court for the Northern District of California, and the Borrowers consent and submit in advance to such jurisdiction and agree that venue will be proper in such courts on any such matter. Each of the Borrowers hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrowers. Should the Borrowers fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

               15.6 Waiver of Jury Trial. THE BORROWERS EACH HEREBY WAIVE TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWERS AND THE LENDER. THE BORROWERS EACH CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

               15.7 Arbitration; Reference Proceeding.

                      (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY BE DETERMINED BY ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S.
CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED WITHIN SAN FRANCISCO COUNTY, CALIFORNIA. THE ARBITRATOR(S) SHALL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM. ANY CONTROVERSY CONCERNING WHETHER AN ISSUE IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). JUDGMENT UPON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND



                                      73.

MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

                      (b) Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Lender which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

                      (c) A controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA--sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                      (d) No provision of this paragraph shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

               15.8 Survival of Representations and Warranties. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

               15.9 Other Security and Guaranties. The Lender may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.



                                       74.

               15.10 Fees and Expenses. The Borrowers shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby;
(c) costs and expenses of lien and title searches and title insurance; (d) Taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, meals, and other expenses together with an allocated charge of $575 per day for each auditor employed by the Lender for inspections of the Collateral and the Borrowers' operations; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) all amounts that the Borrowers are required to pay in connection with the Letters of Credit or Belgian Guaranties; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' loan account as Revolving Loans.

               15.11 Notices.

                      (a) The Borrowers agree that all notices, requests or other communications (including pursuant to Section 15.5) with respect to the Borrowers may be made by notice to or from CMI individually whether or not any copy is also sent to EFData.

                      (b) Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:



                                       75.

        If to the Lender:          BankAmerica Business Credit, Inc.
                                   55 South Lake Avenue, Suite 900
                                   Pasadena, CA  91101
                                   Attention: Charles Burtch

        with a copy to:            Bank of America N.T. & S.A., Legal Department
                                   10124 Old Grove Road
                                   San Diego, California 92131
                                   Attention: Thomas Montgomery, Esq.

        If to the Borrowers:       California Microwave, Inc.
                                   555 Twin Dolphin Drive
                                   Redwood City, CA  94065
                                   Attention:  Treasurer

                                   EFData Corp.
                                   2105 West Sun Place
                                   Tempe, AZ 85281
                                   Attention:  President

        with a copy to:            Howard Rice Nemerovski Canady Falk & Rabkin
                                   Three Embarcadero Center, 7th Floor
                                   San Francisco, CA 94111
                                   Attention: James L. Lopes, Esq.

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

               15.12 Indemnification.

                      (a) THE BORROWERS HEREBY INDEMNIFY, DEFEND AND HOLD THE LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY



                                      76.

BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT THE BORROWERS SHALL NOT INDEMNIFY THE LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                      (b) The Borrowers hereby indemnify, defend and hold harmless the Lender from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrowers' or their Subsidiaries' property or operations or property leased to the Borrowers or their Subsidiaries. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

                      (c) Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against the Borrowers, or by the Borrowers or any other party against the Lender, which in the Lender's sole discretion makes it advisable for the Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to the Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 15.12 may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Lender. The indemnity contained in Section 15.12 shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.



                                      77.

               15.13 Waiver of Notices. Unless otherwise expressly provided herein, the Borrowers waive presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

               15.14 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrowers without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any assignee of the Obligations or any part thereof.

               15.15 Modification. This Agreement is intended by the Borrowers and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of the Lender (provided that revised schedules may be substituted for existing schedules to the extent the Lender consents in writing to any request therefor by the Borrower).

               15.16 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

               15.17 Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

               15.18 Right of Set-Off. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrowers against any and all of the Obligations, whether or not then due and payable. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

               15.19 Participating Lender's Security Interests. The Lender may, without notice to or consent by the Borrowers, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrowers' knowledge participate with the Lender in the Loans, the Borrowers hereby grant to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in



                                      78.

any money, securities and other property of the Borrowers in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have it were a direct lender.

               15.20 Joint and Several Obligations; Obligations Absolute.

                      (a) Each Borrower hereby agrees that all of the Obligations set forth herein are the joint and several obligations of the Borrowers and acknowledges that each Loan to, each Letter of Credit and each Belgian Guaranty issued for the account of, either Borrower will benefit each of the Borrowers. Each Borrower hereby further agrees and unconditionally guarantees to the Lender that the obligations of the other Borrower under this Agreement, to the extent such obligations are the joint and several obligations of the Borrowers (such obligations of the other Borrower being referred to herein, with respect to each Borrower, as the "Other Borrower's Obligations") will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of each Borrower for the Other Borrower's Obligations shall be absolute and unconditional irrespective of:

                             (i) any lack of validity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument relating hereto or thereto;

                             (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Other Borrower's Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or the other Loan Documents;

                             (iii) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Other Borrower's Obligations; or

                             (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower other than such Borrower or a guarantor.

Each Borrower's obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Other Borrower's Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, all as though such payment had not been made.

                      (b) Each Borrower hereby waives, to the extent permitted by applicable law, with respect to the Other Borrower's Obligations:



                                      79.

                             (i) any requirement that the Lender secure or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the other Borrower or any other Person or any Collateral;

                             (ii) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender (including, without limitation, an election to nonjudicially foreclose on any real or personal property Collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against the other Borrower or any other Person or any Collateral;

                             (iii) any defense arising by reason of the failure of the other Borrower or any of its Subsidiaries to properly execute any Loan Document or otherwise comply with applicable legal formalities;

                             (iv) any defense or benefits that may be derived from California Civil Code Section 2808, 2809, 2810, 2819, 2845 or 2850, or California Code of Civil Procedure Section 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other suretyship defenses it would otherwise have under the laws of California or any other jurisdiction. Accordingly, each of the Borrowers waives all rights and defenses that such Borrower may have because the other Borrower's Obligations are secured by real property. This means, among other things: (A) the Lender may collect from a Borrower without first foreclosing on any real or personal property Collateral pledged by a Borrower; and (B) if the Lender forecloses on any real property Collateral pledged by a Borrower: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the Lender may collect from a Borrower even if the Lender, by foreclosing on the real property Collateral, has destroyed any right such Borrower may have to collect from the other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Borrowers may have because the other Borrower's debt is secured by real property;

                             (v) any duty on the part of the Lender to disclose to such Borrower any matter, fact or thing relating to the business, operation or condition of the other Borrower and its respective assets now known or hereafter known by the Lender;

                             (vi) all benefits of any statute of limitations affecting such Borrower's liability in respect of the Other Borrower's Obligations;

=                             (vii)  all setoffs and counterclaims;

                             (viii) promptness, diligence, presentment, demand for performance and protest;



                                      80.

                             (ix) notice of nonperformance, default,
        acceleration, protest or dishonor;

                             (x) except for any notice otherwise required by applicable laws that may not be effectively waived by such Borrower, notice of sale or other disposition of any Collateral; and

                             (xi) notice of the existence, creation, renewal, modification, execution or incurring of any Other Borrower's Obligations.



                                       81.

               IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                        CALIFORNIA MICROWAVE, INC.


                                        By:
                                           -------------------------------------
                                           Title:


                                        EFDATA CORP.

                                        By:
                                           -------------------------------------
                                           Title:


                                        BANKAMERICA BUSINESS CREDIT INC.


                                        By:
                                           -------------------------------------
                                           Title:



                                       82.

                                  List of Exhibits/Schedules
                                  --------------------------
        Exhibit A            Financial Statements and Projections

        Exhibit A-1          Financial Statement

        Exhibit A-2          Proforma Financial Statements

        Exhibit A-3          Projections

        Exhibit B            Form of Sale Request

        Exhibit C            Maturity Factoring Accounts Receivable Agreement

        Schedule 1.1         Existing ABN AMRO Receivables

        Schedule 1.2         Eligible Permitted Accounts

        Schedule 2.3         Existing Letters of Credit

        Schedule 2.4         Existing Belgian Guaranties

        Schedule 7.3         Locations of Collateral

        Schedule 9.4         Names of Borrowers and Trade Styles

        Schedule 9.5         Subsidiaries and Affiliates

        Schedule 9.7         Capitalization of Borrowers

        Schedule 9.13        Real Estate - Owned and Leased

        Schedule 9.14        Proprietary Rights (patents, trademarks,
                                 and copyrights)

        Schedule 9.15        Trade Names

        Schedule 9.16        Litigation

        Schedule 9.18        Labor Disputes

        Schedule 9.19        Environmental Laws

        Schedule 10.10       Permitted Guaranties

        Schedule 10.11       Permitted Debt

        Schedule 10.16       Permitted Liens